UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Inari Medical, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee previously paid with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

INARI MEDICAL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 26, 2022

April 14, 2022

Dear Stockholder:

You are cordially invited to attend the 2022 annual meeting of the stockholders (the “Annual Meeting”) of Inari Medical, Inc., a Delaware corporation (“we,” “us,” “Inari” or the “Company”). The Annual Meeting will be held in a virtual meeting format on Thursday, May 26, 2022 at 8:00 a.m. (Pacific Time) for the following purposes:

1.

Elect the three nominees for Class II director to serve until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified. The nominees for election are Dana G. Mead, Jr., Kirk Nielsen and Catherine Szyman;

2.	Ratify the selection of BDO USA, LLP as the independent registered public accounting firm for Inari for the fiscal year ending December 31, 2022;

3.	Approve, on an advisory basis, the compensation of our named executive officers as disclosed in the proxy statement accompanying this Notice of Annual Meeting of Stockholders;

4.	Approve, on an advisory basis, the frequency of future advisory votes on executive compensation; and

5.	Transact any other business properly brought before the Annual Meeting.

These items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting of Stockholders.

The record date for the Annual Meeting is March 30, 2022 (the “Record Date”). Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting or any adjournment thereof.

The 2022 Annual Meeting will be held in a virtual meeting format only, via the internet, with no physical in-person meeting. Stockholders will be able to attend, vote and submit questions via the internet similar to attendance at an in-person meeting. You are cordially invited to attend. If you plan to attend the virtual Annual Meeting, please see the Questions and Answers section below for further important information, including registration requirements.

If you have any questions or need assistance in voting your shares, please write to Inari Investor Relations at IR@inarimedical.com.

By Order of the Board of Directors

Angela Ahmad
General Counsel & Secretary
Irvine, California

YOUR VOTE IS IMPORTANT! ALL STOCKHOLDERS ARE CORDIALLY INVITED TO

VIRTUALLY ATTEND THE ANNUAL MEETING.

Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the proxy card, or vote over the internet or telephone as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote at the Annual Meeting. Please note however that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you may be required to obtain a legal proxy issued in your name from that record holder in order to be entitled to vote at the Annual Meeting. Please follow the instructions provided by your broker, bank or other nominee.

i

Inari Medical, Inc.

6001 Oak Canyon, Suite 100

Irvine, CA 92618

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 26, 2022

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I being provided with these proxy materials?

Pursuant to “Notice and Access” rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending an Important Notice Regarding the Availability of Proxy Materials (the “Notice”) to our stockholders of record. Brokers and other nominees will be sending a similar Notice to all beneficial owners of stock who hold their shares through such broker or nominee. All record and beneficial stockholders will have the ability to access the proxy materials on the website referred to in the Notice free of charge or request to receive a printed set of the proxy materials for the Annual Meeting. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We expect that this Proxy Statement and the Notice will be mailed to stockholders on or about April 14, 2022.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on

May 26, 2022 at 8:00 a.m. (Pacific Time)

via the internet please visit www.proxydocs.com/NARI for more details

The Proxy Statement and 2021 annual report on form 10-K are available at: www.proxydocs.com/NARI.

How do I attend the Annual Meeting?

The 2022 annual meeting of stockholders (the “Annual Meeting”) will be held on Thursday, May 26, 2022 at 8:00 a.m. (Pacific Time) in a virtual meeting format at www.proxydocs.com/NARI. You will not be able to attend the Annual Meeting in person. At our virtual Annual Meeting, stockholders will be able to attend, vote and submit questions via the internet. In order to attend the virtual Annual Meeting you must register with your control number at www.proxydocs.com/NARI prior to the registration deadline of May 25, 2022, at 5:00 p.m. (Eastern Time). Your control number is provided in the Notice or proxy card mailed to you. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Annual Meeting. For stockholders of record who have registered you will be permitted to vote and submit questions at the virtual Annual Meeting. For beneficial owners who hold their stock through brokers or other nominee who wish to vote or ask questions at the virtual Annual Meeting you may need to obtain a legal proxy from your broker or other nominee and provide that proxy as part of your registration.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in these proxy materials.

Information on how to vote at the Annual Meeting is discussed below. If you plan to attend the Annual Meeting, please note that attendance will be limited to record and beneficial stockholders as of the Record Date who have properly registered. To log in and register, stockholders (or their authorized representatives) will need the control number provided on their proxy card or Notice.

Can I ask questions at the virtual Annual Meeting?

Stockholders as of our Record Date who have properly registered to attend and participate in our virtual Annual Meeting will have an opportunity to submit questions via the internet during a designated portion of the Annual Meeting. These stockholders may also submit a question in advance of the Annual Meeting by registering at www.proxydocs.com/NARI prior to the registration deadline of 5:00 p.m. Eastern Time on May 25, 2022. Stockholders will be limited to no more than two questions per person.

Who can vote at the Annual Meeting?

Stockholders of record as of the close of business on March 30, 2022, the Record Date, or those with a valid proxy from a broker, bank or other nominee that held our shares on the Record Date will be entitled to vote at the Annual Meeting. As of the Record Date, there were 53,017,595 shares of common stock outstanding and entitled to vote at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If, on March 30, 2022, your shares were registered directly in your name with Inari’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone or on the internet as instructed below (see “How do I vote?”) or, if applicable, complete, date, sign and return the proxy card mailed to you to ensure your vote is counted. You must register in advance at www.proxydocs.com/NARI if you wish to vote at the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee, and Plan Shares

If, on March 30, 2022, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being sent to you by the organization that holds your account. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account. The deadline for submitting your voting instructions to your broker, bank or other nominee is listed on the Notice sent to you. You are also invited to attend the Annual Meeting. If you want to attend the Annual Meeting, you must register in advance at www.proxydocs.com/NARI. If you want to vote virtually at the Annual Meeting, as part of the registration you may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you as part of your registration process.

If you hold shares in any employee stock purchase plan or other equity plan of the Company (the “Plans”), then your proxy card, when signed and returned, or your telephone or internet proxy, will constitute voting instructions given to the trustee or Plan administrator for your shares held in the Plans. Shares in each of the Plans for which voting instructions are not received by 11:59 p.m. (Eastern Time) on May 24, 2022, or if no choice is specified, will be voted by an independent fiduciary.

What am I voting on?

There are four matters scheduled for a vote:

•	The election of three Class II directors to serve until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified (“Proposal 1”);

•	The ratification of the selection of BDO USA, LLP (“BDO”) as the independent registered public accounting firm for the Company’s fiscal year ending December 31, 2022 (“Proposal 2”);

•	The approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement (“Proposal 3”); and

•	The approval, on an advisory basis, on the frequency of future advisory votes on executive compensation (“Proposal 4”).

What if another matter is properly brought before the Annual Meeting?

The Board of Directors of the Company (the “Board” or the “Board of Directors”) knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares for which you grant your proxy on those matters in accordance with their best judgment.

What is the Board’s voting recommendation?

The Board recommends that you vote your shares:

1.	“FOR” each of the three Class II director nominees;

2.	“FOR” the ratification of the selection of BDO as the independent registered public accounting firm for the Company’s fiscal year ending December 31, 2022;

3.	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers; and

4.	“ONE YEAR” with respect to the approval, on an advisory basis, of the frequency of future advisory votes on executive compensation.

How do I vote?

With regard to the election of directors, you may either vote “For” the nominees or you may “Withhold” your vote for the nominees you specify. For any other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker or other nominee:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, there are several ways to direct how your shares are voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the virtual Annual Meeting and vote even if you have already voted by proxy. Voting at the Annual Meeting will have the effect of revoking your previously submitted proxy (see “Can I change my vote after submitting my proxy?” below).

Via the Internet	You may submit a proxy over the Internet at www.proxypush.com/NARI 24 hours a day, seven days a week. You will need the control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials). Proxies submitted through the Internet must be received by 11:59 p.m., Eastern Time, on May 25, 2022.

By Telephone	You may submit a proxy using a touch-tone telephone by calling 1-866-250-6202, 24 hours a day, seven days a week. You will need the control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials). Proxies submitted by telephone must be received by 11:59 p.m., Eastern Time, on May 25, 2022.

By Mail	If you received printed proxy materials, you may direct how your shares are voted at the Annual Meeting by completing, signing, and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than May 25, 2022, to be voted at the Annual Meeting.

During the Annual Meeting	Instructions on how to vote while participating in the Annual Meeting live via the internet are posted at www.proxypush.com/NARI. To attend the Annual Meeting and vote your shares, you must register for the Annual Meeting by using the control number located on your Notice or proxy card. Please register at www.proxydocs.com/NARI prior to the registration deadline of May 25, 2022, at 5:00 p.m., Eastern Time.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee

If you hold your shares through a broker, bank or other nominee (that is, in street name), you will receive a Notice from your broker, bank or nominee that include instructions that you must follow in order to submit your voting instructions and have your shares voted at the Annual Meeting. If you want to vote in person virtually at the Annual Meeting, you must register in advance at www.proxydocs.com/NARI prior to the registration deadline of May 25, 2022, at 5:00 p.m., Eastern Time. You may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you as part of your registration process.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of March 30, 2022, the Record Date.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card, or otherwise vote, without marking voting selections, your shares will be voted in accordance with the recommendations of the Board, “FOR” the election of all three nominees for Class II director, “FOR” the ratification of BDO as the Company’s independent registered public accounting firm, “FOR” the approval of the compensation of our named executive officers, and “ONE YEAR” as the preferred frequency for future advisory votes on executive compensation. If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Will my vote be kept confidential?

Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as required by law.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways on or before the close of voting for the Annual Meeting:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent timely proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to Inari’s Secretary at 6001 Oak Canyon, Suite 100, Irvine, CA 92618; provided, however, if you intend to revoke your proxy by providing such written notice, we advise that you also send a copy via email to IR@inarimedical.com.

•	You may attend and vote at the Annual Meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted, so long as it is provided within the applicable deadline. If your shares are held by your broker, banker or other nominee, you should follow the instructions provided by your broker, bank or other nominee to change your vote or revoke your proxy.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count (i) votes “For,” votes to “Withhold” and broker non-votes for the proposal to elect directors, (ii) votes “For,” votes “Against,” votes to “Abstain” and broker non-votes (if applicable) for Proposals 2 and 3, and (iii) votes for One Year, Two Years, and Three Years, votes to “Abstain” and broker non-votes for Proposal 4.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on “non-routine” proposals. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be “routine” under applicable rules but cannot vote the shares with respect to “non-routine” matters. On non-routine proposals, any “uninstructed shares” may not be voted by the broker, bank or nominee and are considered to be “broker non-votes.” Only the proposal to ratify the selection of our independent registered public accounting firm is considered a “routine” matter for this purpose and brokers, banks or other nominees generally have discretionary voting power with respect to such proposal. Brokers, banks and other nominees do not have authority to vote on the election of directors, or on Proposal 3 or Proposal 4, without voting instruction from the beneficial owner. Broker non-votes will be counted for the purpose of determining whether a quorum is present at the Annual Meeting.

How many votes are needed to approve each proposal?

Proposal		Vote Required	Broker Discretionary Voting Allowed?
No. 1.	Election of Directors – Three Nominees	Plurality	No
No. 2.	Ratification of the Selection BDO as the Company’s Independent Registered Public Accounting Firm	Majority Cast	Yes
No. 3.	Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers	Majority Cast	No
No. 4.	Approval, on an Advisory basis, on the Frequency of Future Advisory Votes on Executive Compensation	Majority Cast	No

Voting Standard

A “Plurality,” with regard to the election of directors, means that the three nominees who receive the most “For” votes cast by the holders of shares either present at the Annual Meeting or represented by proxy will be elected to our Board. The approval by the holders of a majority in voting power of the votes cast affirmatively (excluding abstentions and broker non votes), or “Majority Cast,” is required with regard to the ratification of the selection of our independent registered public accounting firm, approval on an advisory basis, of the compensation of our named executive officers, and the approval, on an advisory basis, on the frequency of future non-binding votes on the compensation our named executive officers.

Accordingly:

•

Proposal No. 1: For the election of directors, the three nominees receiving the most “For” votes from the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on Proposal No. 1 will be elected as Class II directors to hold office until the 2025 annual meeting of stockholders and until a successor is duly elected and qualified. Abstentions and broker non-votes are not considered votes cast and will not be counted in determining the outcome of the election of the director nominees.

•

Proposal No. 2: To be approved, a majority of the total votes cast on Proposal No. 2 must be voted “For” the ratification of the selection of BDO as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Abstentions will not be considered votes cast on Proposal No. 2 and thus will have no effect on this proposal. The ratification of the selection of BDO is a matter on which a broker, bank or other nominee has discretionary voting authority, and thus, we do not expect any broker non-votes with respect to Proposal No. 2. Any broker non-votes would not be considered votes cast and would have no effect.

•

Proposal No. 3: To be approved, a majority of the total votes cast on Proposal No. 3 must be voted “For” the approval, on an advisory basis, of the compensation of our named executive officers. Abstentions and broker non-votes will not be considered votes cast on Proposal No. 3, and thus will have no effect on this proposal.

•

Proposal No. 4: To be approved, a majority of the total votes cast on Proposal No. 4 must be voted “For” the approval, on an advisory basis, of one of the alternatives (One year, Two years or Three years) for the frequency of future advisory votes on executive compensation. Abstentions and broker-non-votes will not be considered votes cast on any frequency and thus will have no effect on this proposal. With respect to this proposal, if none of the frequency alternatives (One year, Two years or Three years) receives a majority of the votes cast, we will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been selected by our stockholders.

Please be aware that each of Proposals 3 and 4 are advisory only and will not be binding upon our Board or the Compensation Committee. The Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid stockholder meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present or represented by proxy at the Annual Meeting. On the Record Date, there were 53,017,595 shares outstanding and entitled to vote. Thus, the holders of at least 26,508,798 shares must be present or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy by mail, over the phone or through the internet, or a valid proxy is submitted on your behalf by your broker, bank or other nominee, or if you vote at the Annual Meeting. Abstentions, votes to “Withhold” and broker non-votes will be counted towards the quorum requirement. If there is no quorum, then either the chair of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting or represented by proxy may adjourn the meeting to another date. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified. If the adjournment is for more than 30 days, or if after that adjournment a new record date is fixed for the adjourned Annual Meeting, a notice of the adjourned Annual Meeting shall be given to each stockholder of record entitled to vote at the adjourned Annual Meeting.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting.

Who is paying for this proxy solicitation?

The accompanying proxy is solicited on behalf of the Board for use at the Annual Meeting. Accordingly, the Company will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees of the Company will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other nominees for the cost of forwarding proxy materials to beneficial owners.

How can I access the list of stockholders entitled to vote at the Annual Meeting?

A complete list of stockholders of record on the Record Date will be available by request to IR@inarimedical.com for examination at our corporate offices by any stockholder for any purpose germane to the Annual Meeting for a period of 10 days prior to the Annual Meeting. To access the list during the Annual Meeting, please follow instructions you receive via email after your successful registration.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

When are stockholder proposals for inclusion in our Proxy Statement for next year’s annual meeting due?

Stockholders wishing to present proposals for inclusion in our Proxy Statement for the 2023 annual meeting of stockholders (the “2023 Annual Meeting”) pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must submit their proposals so that they are received by us at our principal executive offices no later than December 15, 2022. Proposals should be sent to our Secretary at 6001 Oak Canyon, Suite 100, Irvine, CA 92618.

When are other proposals and stockholder nominations for next year’s annual meeting due?

With respect to proposals and nominations not to be included in our Proxy Statement pursuant to Rule 14a-8 of the Exchange Act, our Amended and Restated Bylaws (our “Bylaws”) provide that stockholders who wish to nominate a director or propose other business to be brought before the stockholders at an annual meeting of stockholders must notify our Secretary by a written notice, which notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding year’s annual meeting of stockholders.

Stockholders wishing to present nominations for director or proposals for consideration at the 2023 Annual Meeting under these provisions of our Bylaws must submit their nominations or proposals so that they are received at our principal executive offices not earlier than January 26, 2023 and not later than February 25, 2023 in order to be considered. In the event that the 2023 Annual Meeting is to be held on a date that is more than 30 days before or 60 days after the one-year anniversary of the Annual Meeting, then a stockholder’s notice must be received by the Secretary no earlier than 90 days prior to such annual meeting and no later than the tenth day following the day on which we make a public announcement of the date of the 2023 Annual Meeting. In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules (once they become effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 27, 2023.

Nominations or proposals should be sent in writing to our Secretary at 6001 Oak Canyon, Suite 100, Irvine, CA 92618. A stockholder’s notice to nominate a director or bring any other business before the Annual Meeting or the 2023 Annual Meeting must set forth certain information, which is specified in our Bylaws.

We intend to file a Proxy Statement and WHITE proxy card with the SEC in connection with solicitation of proxies for our 2023 Annual Stockholders’ Meeting. Stockholders may obtain our Proxy Statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.

If you have any questions or need assistance in voting your shares, please write to Inari Investor Relations at IR@inarimedical.com.

PROPOSAL 1 - ELECTION OF DIRECTORS

Our Board of Directors is presently comprised of nine members, who are divided into three classes, designated as Class I, Class II and Class III. One class of directors is elected by the stockholders at each annual meeting to serve from the time of their election until the third annual meeting of stockholders following their election and until their successor is duly elected and qualified. Class I directors consist of Donald Milder, Rebecca Chambers and William Hoffman; Class II directors consist of Dana G. Mead, Jr., Kirk Nielsen and Catherine Szyman; and Class III directors consist of Cynthia Lucchese, Jonathan Root, M.D., and Robert Warner. Geoff Pardo resigned from our Board effective May 21, 2021. Ms. Chambers was appointed to our Board effective June 21, 2021, Mr. Mead was appointed to our Board effective October 1, 2021, and Mr. Warner was appointed to our Board effective March 1, 2022.

The nominating and corporate governance committee of the Board has recommended, and the Board has approved, the nomination of our Class II directors, Ms. Szyman and Messrs. Mead and Nielsen, for re-election for three-year terms expiring at the 2025 annual meeting of stockholders and until their respective successors are duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Each of Ms. Szyman and Messrs. Mead and Nielsen is currently a director of the Company.

Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. If any nominee should become unavailable to serve for any reason, it is intended that votes will be cast for a substitute nominee designated by our nominating and corporate governance committee and approved by the Board. We have no reason to believe that any nominee named will be unable to serve if elected.

Nominees for Director and Continuing Directors

The names and ages of the nominees and continuing directors, and their length of service with the Company and Board committee memberships are set forth in the table below.

Name	Age	Director Since	Class Current Term Expires	Independent	AC	CC	NCG
Nominees

Dana G. Mead, Jr.	63	October 2021	Class II 2022 Annual Meeting	Yes	—	M	—
Kirk Nielsen.	48	September 2011	Class II 2022 Annual Meeting	Yes	—	M	C
Catherine Szyman	55	November 2019	Class II 2022 Annual Meeting	Yes	M	—	—

Continuing Directors

Rebecca Chambers	44	June 2021	Class I 2024 Annual Meeting	Yes	F, M	—	—
William Hoffman	54	February 2015	Class I 2024 Annual Meeting	No	—	—	—
Donald Milder*	68	September 2011	Class I 2024 Annual Meeting	Yes	—	M	—
Cynthia Lucchese.	61	November 2019	Class III 2023 Annual Meeting	Yes	F, C	—	M
Jonathan Root, M.D..	62	September 2011	Class III 2023 Annual Meeting	Yes	—	C	M
Robert Warner	55	March 2022	Class III 2023 Annual Meeting	Yes	M	—	—

*: Chairman of the Board    F: Financial Expert    M: Member    C: Committee Chair

AC: Audit Committee    NCG: Nominating & Corporate Governance Committee CC: Compensation Committee

Biographical Information of Directors and Director Nominees

A brief biography of each nominee and each continuing director is set forth below, which includes information, as of the Record Date, regarding specific and particular experience, qualifications, attributes or skills of each nominee that led the nominating and corporate governance committee and the Board to believe that the director should serve on the Board.

Director Nominees

Dana G. Mead, Jr. has served as a member of our Board since October 2021. From May 2019 to February 2021, Mr. Mead served as President and CEO of HeartFlow, Inc., a medical device company located in Redwood City, CA. From November 2016 to May 2019, Mr. Mead served as the President and Chief Executive Officer of Beaver-Visitec International, a medical device company located in Waltham, MA. Previously, Mr. Mead was a Strategic Advisor and Partner at Kleiner Perkins Caufield & Byers, a venture capital firm, having joined the firm in May 2005 and serving until June 2016. Mr. Mead was at Guidant Corporation, a cardiovascular medical device company, from 1992 to 2005, most recently as President, Guidant Vascular Intervention. Mr. Mead currently serves on the boards of Inspire Medical Systems, Inc. (NYSE: INSP), a medical technology company, where he serves as a member of the audit committee, Pulmonx Corporation (NASDAQ: LUNG), a medical device company, where he serves as chair of the nominating and corporate governance committee, and Intersect ENT, Inc., (NASDAQ: XENT), a medical technology company where he serves as chair of the compensation committee. Mr. Mead holds a B.A. from Lafayette College and an M.B.A. from the University of Southern California.

We believe Mr. Mead is qualified to serve on our Board due to his extensive leadership experience in the medical device space, and his significant experience serving on public company boards.

Kirk Nielsen has served as a member of our Board since September 2011. Mr. Nielsen has been a Managing Partner at Vensana Capital, a medtech-focused investment firm, since January 2019, and a Managing Director of Versant Ventures, a healthcare-focused venture capital firm since January 2011. He currently serves on the board of CVRx (NASDAQ: CVRX), a commercial-stage medical device company, where he serves as a member of the audit and nominating and corporate governance committees, and as a board member for several private companies. Mr. Nielsen received an A.B. from Harvard College and an M.B.A. from Harvard Business School.

We believe Mr. Nielsen is qualified to serve on our Board due to his extensive management experience and having served on the board of several medical technology companies.

Catherine Szyman has served as a member of our Board since November 2019. Since January 2015, Ms. Szyman has been the Corporate Vice President of Critical Care at Edwards Lifesciences Corp., a public company and global leader in patient-focused medical innovations for structural heart diseases and critical care and surgical monitoring. Prior to this, Ms. Szyman worked at Medtronic from 1991 to 2014, where she held a number of roles, including President of Global Diabetes, Vice President of Corporate Strategy and Business Development, Vice President and General Manager for the Endovascular business and Vice President of Finance for the Vascular business. Ms. Szyman currently serves on the boards of Outset Medical, Inc. (NASDAQ: OM), a medical technology company pioneering a first -of-its-kind technology to reduce the cost and complexity of dialysis, where she serves as a member of the compensation committee, as a board observer for Endotronix, Inc., a private medical device company, and a board member for the Opus College of Business at the University of St. Thomas. Ms. Szyman has a B.A. from University of St. Thomas and an M.B.A. from Harvard Business School.

We believe Ms. Szyman is qualified to serve on our Board because of her extensive leadership experience and knowledge of medical device companies.

Continuing Directors

Rebecca Chambers has served as member of our board of directors since June 2021. Since July 2021, Ms. Chambers has served as the Chief Financial Officer and Executive Vice President of Veracyte, Inc., a global genomic diagnostics company. From June 2019 to July 2021, Ms. Chambers served as the Chief Financial Officer of Outset Medical, Inc., a medical technology company pioneering a novel technology to reduce the cost and complexity of dialysis. Prior to that, she was at Illumina, a genetic tools company, where she served in a number of roles: as the Vice President, Financial Planning and Analysis from July 2017 to May 2019, as Vice President, Investor Relations and Treasury from April 2015 to June 2017, and as Senior Director, Investor Relations from October 2012 to April 2015. Previously, Ms. Chambers served as Head of Investor Relations and Corporate Communications at Myriad Genetics, a molecular diagnostic company, from January 2011 to October 2012, and in various roles in investor relations at Life Technologies, a biotechnology company, from May 2009 to December 2010. She also previously held positions with Bank of America, a financial services company, and Millennium Pharmaceuticals, a biopharmaceutical company that was acquired by Takeda Pharmaceuticals Co. Ms. Chambers holds a B.S. from John Carroll University and an M.B.A. from The S.C. Johnson Graduate School of Management, Cornell University.

We believe Ms. Chambers’s extensive healthcare leadership experience in high growth companies, qualified her to serve on our Board.

William Hoffman has served as our Chief Executive Officer and President and as a member of our Board since February 2015. Mr. Hoffman previously served as Chief Executive Officer at Visualase, Inc., a private company focusing on MRI-guided lasers, from May 2008 until its acquisition by Medtronic PLC, or Medtronic, in July 2014. Prior to this, Mr. Hoffman was the Chief Operating Officer of Rubicor Medical, Inc., a private company focusing on minimally invasive breast biopsy and lumpectomy technology, from April 2006 to November 2007. From July 2003 to February 2006, Mr. Hoffman served as Director of Sales and then the Vice President of Sales at FoxHollow Technologies, Inc, a private and later, a public company that makes medical devices used to treat peripheral artery disease. Mr. Hoffman received a B.A. from Dickinson College.

We believe Mr. Hoffman’s extensive management experience in the medical device industry, and his understanding of our business, operations and strategy qualify him to serve as our Chief Executive Officer and on our Board.

Donald Milder has served as a member of our Board since September 2011 and as Chair of our Board since December 2019. In 1999, Mr. Milder co-founded Versant Venture Management, LLC, or Versant, where he has been a Managing Director since its inception. Versant is a venture capital firm that invests in medical devices, biotechnology, life science, pharmaceuticals and healthcare sectors. Previously, Mr. Milder was a Managing Director with CPVP Management LP from August 1989 to November 1999, where he was responsible for their healthcare investments. Prior to this, Mr. Milder was the Chief Executive Officer of Infusion Systems Corporation from 1984 to 1989. He currently serves as a board member for several private companies and a charitable foundation. Mr. Milder received a B.A. from Union College and an M.B.A. from Harvard Business School.

We believe Mr. Milder is qualified to serve as the Chair of our Board due to his extensive experience as a venture capital investor and member of the board of multiple medical device companies.

Cynthia Lucchese has served as a member of our Board since November 2019. Since November 2020, Ms. Lucchese has been Chief Strategy Officer of Penske Entertainment Corp., a privately held company which owns and operates the Indianapolis Motor Speedway, INDYCAR racing league and IMS Productions. From November 2015 through October 2020, Ms. Lucchese served as Chief Administrative Officer and Chief Financial Officer of Penske Entertainment Corp. Prior to this she was the Senior Vice President and Chief Financial Officer of Hillenbrand, Inc., a public company with multiple brands that serve a range of industries across the globe, from January 2008 until March 2014. Ms. Lucchese has experience with medical device and life sciences companies, including Guidant, Thoratec and Eli Lilly. Ms. Lucchese currently serves on the boards of Intersect ENT, Inc. (NASDAQ: XENT), a medical device company where she serves as chair of the audit committee and as a member of the nominating and corporate governance committee, and Hanger, Inc. (NYSE: HNGR), a company that delivers orthotic and prosthetic products, where she serves as a member of the audit committee. Ms. Lucchese is also a board member and audit committee chair for BVI International, Inc., a privately owned global ophthalmic device company. Ms. Lucchese has a B.S. in accounting and an M.B.A. from Indiana University, Kelley School of Business.

We believe Ms. Lucchese is qualified to serve on our Board because of her extensive experience in accounting, finance, and business strategy, serving as a board member of public companies, and in the medical device industry.

Jonathan Root, M.D. has served as a member of our Board since September 2011. Dr. Root has served as the Managing Member of Presidio Management Group X, LLC and several U.S. Venture Partners’ funds, which are the general partners of various other venture capital funds, since 1998. Dr. Root currently serves on the boards of Silverback Therapeutics, Inc. (NASDAQ: SBTX), a clinical stage biopharmaceutical company, where he serves as a member of the audit committee, and Edgewise Therapeutics, Inc. (NASDAQ: EWTX), a clinical stage biopharmaceutical company focused on treating severe, rare muscle disorders, where he serves as a member of the audit committee. Dr. Root served on the board of directors of eFFECTOR Therapeutics, Inc., a NASDAQ listed biopharmaceutical company, from May 2013 to February 2022. Additionally, Dr. Root currently serves on the board of directors for several private companies in the healthcare industry. Dr. Root received an A.B. from Dartmouth College, an M.D. from University of Florida, College of Medicine and an M.B.A. from Columbia Business School.

We believe Dr. Root’s medical, management and directorship experience in the healthcare industry qualified him to serve on our Board.

Robert Warner has served as a member of our Board since March 2022. From August 2015 to February 2018, Mr. Warner served as President and General Manager of Alcon Vision Care Franchise (Alcon), an eye care device company with complimentary business in surgical and vision care. Prior to that, Mr. Warner served as President, U.S. and Canada, for Alcon from January 2012 to July 2015 and as President, Canada and Latin America, for Alcon from November 2010 to January 2012. From January 2005 to October 2010, Mr. Warner served in positions of increasing responsibility for Alcon. Mr. Warner was a member of the Alcon Executive Leadership Team for over 10 years and led the Alcon transition from Nestle to Novartis majority ownership. Since August 2021, Mr. Warner has served on the board of directors of RXSight, Inc. (NASDAQ GS: RXST), a commercial-stage medical technology company dedicated to improving the vision of patients following cataract surgery, where he also serves as chair of the nominating and corporate governance committee and as a member of the compensation committee. Mr. Warner currently serves on the board two private medical device companies, i-Lumen Scientific, where he is also a member of the compensation committee, and EyeYon Medical, where he also serves as Chairman. In addition, Mr. Warner is a board member of GRACE, the Grapevine Relief and Community Exchange, a nonprofit relief agency that provides vital necessities to people who are struggling with a limited income or recent emergency. Mr. Warner holds a B.S. in Chemistry from Pace University and an MBA from Rutgers University.

We believe Mr. Warner’s decades of executive operating experience, including internationally, qualifies him to serve on our Board.

OUR BOARD RECOMMENDS A VOTE “FOR” EACH OF THE THREE NAMED CLASS II DIRECTOR NOMINEES

THE BOARD OF DIRECTORS AND CERTAIN CORPORATE GOVERNANCE MATTERS

This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our Corporate Governance Guidelines, the charters of the committees of the Board and our Code of Ethics and Conduct, described below, can be found in the Governance section of the Investor Relations section of our website at www.inarimedical.com. Alternatively, you can request a copy of any of these documents free of charge by writing to: Angela Ahmad, General Counsel & Secretary, c/o Inari Medical, Inc., 6001 Oak Canyon, Suite 100, Irvine, CA 92618. Information on or accessible through our website is not incorporated by reference in this Proxy Statement.

BOARD COMPOSITION

Our Board of Directors currently consists of nine members. In accordance with our Restated Certificate of Incorporation and our Bylaws, our directors are divided into three classes serving staggered three-year terms. At each annual meeting of stockholders, our directors will be elected to succeed the class of directors whose terms have expired. Our current directors are divided among the three classes as follows:

•	Class I directors consist of Rebecca Chambers, William Hoffman and Donald Milder, whose terms expire at the 2024 annual meeting of stockholders;

•	Class II directors consist of Dana G. Mead, Jr., Kirk Nielsen and Catherine Szyman, whose terms expire at the 2022 Annual Meeting; and

•	Class III directors consist of Cynthia Lucchese, Jonathan Root, M.D. and Robert Warner, whose terms expire at the 2023 annual meeting of stockholders.

Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective terms. Each director’s term continues until the election and qualification of their successor, or their earlier death, resignation or removal.

INDEPENDENCE OF THE BOARD OF DIRECTORS

The Board has affirmatively determined that all of the nominees and continuing directors, other than Mr. Hoffman, are independent directors within the meaning of the applicable Nasdaq listing standards and relevant securities and other laws, rules and regulations regarding the definition of “independent” (the “Independent Directors”). In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and any transactions involving them described in the section titled “Certain Relationships and Related Party Transactions”. There are no family relationships between any director and any of our executive officers.

BOARD LEADERSHIP STRUCTURE

The Board believes that it is important to retain the flexibility to allocate the responsibilities of the offices of Chairman of the Board and Chief Executive Officer in any manner that it determines to be in the best interests of the Company at any point in time.

The Board reviews its leadership structure periodically as part of its annual self-assessment process. In addition, the Board continues to monitor developments in corporate governance as well as the approaches our peers undertake. The Board believes that the current Board leadership structure, with Mr. Milder serving as our Chair and Mr. Hoffman serving as our Chief Executive Officer, provides effective independent oversight of management. Our Independent Directors bring experience, oversight and expertise from outside of our Company, while Mr. Hoffman brings Company-specific experience, expertise and leadership.

The Board does not have a lead Independent Director since our Chair is independent. Our Corporate Governance Guidelines provide that our Independent Directors meet in executive session without non-Independent Directors or management present on a regularly scheduled basis, but no less than twice per year. The Board, including each of its committees, also has complete and open access to any member of the Company’s management and the authority to retain independent advisors as the Board or such committee deems appropriate. In addition, all members of the audit committee, the nominating and corporate governance committee and the compensation committee are Independent Directors, and the committee chairs have authority to hold executive sessions without management and non-Independent Directors present.

BOARD DIVERSITY

We consider diversity, such as gender, race and ethnicity, in identifying director nominees and view such diversity characteristics as meaningful factors to consider, but do not have a formal diversity policy. The following table shows an overview of the current composition of our Board:

Board Diversity Matrix (As of March 30, 2022)
Board Size:
Total Number of Directors	9

	Female	Male	Non-Binary	Did not Disclose Gender
Gender:
Directors	3	6	0	0
Number of Directors Who Identify in Any of the Categories Below:
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian (other than South Asian)	0	0	0	0
South Asian	0	0	0	0
Hispanic or Latino	0	1	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	3	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	1
Persons with Disabilities	0

ROLE OF THE BOARD IN RISK OVERSIGHT

Our Board has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our Board is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks and operational risks. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The audit committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting. The nominating and corporate governance committee is responsible for overseeing the management of risks associated with the independence of our Board and potential conflicts of interest. The compensation committee considers our compensation policies and practices, applicable to all employees, with the input and assistance of management, to determine if their structure or implementation provides incentives to employees to take unnecessary or inappropriate risks that could have a material adverse effect on the Company. The compensation committee has determined that the implementation and structure of the compensation policies and practices do not encourage unnecessary and inappropriate risks that are reasonably likely to have a material adverse effect on the Company. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through discussions from committee members about such risks.

MEETINGS OF THE BOARD OF DIRECTORS

The Board oversees our business. It establishes overall policies and standards and reviews the performance of management. During the fiscal year ended December 31, 2021, the Board held seven meetings. Each Board member attended 75% or more of the aggregate meetings of the Board and of the committees on which they served held during the period for which they were a director or committee member. The Company’s directors are encouraged to attend our annual meetings of stockholders, but we do not currently have a policy relating to director attendance. All of our directors serving on our Board in May 2021 attended our 2021 Annual Meeting of Stockholders.

Our Independent Directors meet from time to time in executive session.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Audit Committee

Our Audit Committee oversees our corporate accounting and financial reporting process and assists our Board in its oversight of (i) the integrity of our financial statements, (ii) our risk assessment and risk management program, (iii) the performance of our independent auditor and (iv) the design and implementation of our internal audit function and internal controls. Our Audit Committee operates under a written charter and is responsible for, among other things:

•

appointing, compensating, retaining and overseeing the work of our independent auditor and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for us;

•	discussing with our independent auditor any audit problems or difficulties and management’s response;

•

pre-approving all audit and non-audit services provided to us by our independent auditor (other than those provided pursuant to appropriate preapproval policies established by the audit committee or exempt from such requirement under the rules of the SEC);

•	reviewing and discussing policies with respect to risk assessment and risk management including cybersecurity;

•	reviewing and discussing our legal, regulatory, and ethical compliance programs;

•	reviewing our internal audit function and overseeing the internal auditor;

•	reviewing and discussing our annual and quarterly financial statements with management and our independent auditor; and

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

Our Audit Committee currently consists of Mses. Chambers, Lucchese and Szyman and Mr. Warner, with Ms. Lucchese serving as chair. Ms. Chambers and Mr. Warner have served on the Audit Committee since their June 2021 and March 2022 respective appointments to the Board. Geoff Pardo served on the Audit Committee until his resignation from the Board in May 2021. Our Board has affirmatively determined that Ms. Chambers, Ms. Lucchese, Ms. Szyman, and Mr. Warner meet, and that Mr. Pardo met, the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations. In addition, our Board has determined that Ms. Lucchese and Ms. Chambers are each an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K promulgated under the Securities Act. Each member of our Audit Committee is financially literate.

The Audit Committee held four meetings in 2021.

Compensation Committee

Our Compensation Committee oversees our compensation policies, plans and programs. Our Compensation Committee operates under a written charter and is responsible for, among other things:

•

reviewing and approving corporate goals and objectives with respect to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of these goals and objectives and (either alone or, if directed by the Board, in conjunction with a majority of the independent directors on the Board) setting our Chief Executive Officer’s compensation;

•	reviewing and setting or making recommendations to our Board regarding the compensation of our other executive officers;

•	reviewing and making recommendations to our Board regarding director compensation;

•	reviewing and approving or making recommendations to our Board regarding our incentive compensation and equity-based plans and arrangements;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure; and

•	appointing, compensating and overseeing any compensation consultants.

Our Compensation Committee consists of Messrs. Milder, Mead and Nielsen and Dr. Root, with Dr. Root serving as chair. Mr. Mead has served on the Compensation Committee since joining the Board in October 2021. The composition of our Compensation Committee meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations. Each member of this committee is a non-employee director, as defined in Section 16b-3 of the Exchange Act.

Compensation Committee Processes and Procedures

The implementation of our compensation philosophy is carried out under the supervision of the Compensation Committee. The Compensation Committee charter requires that the Compensation Committee meet as often as it determines is appropriate to carry out its responsibilities under the charter. The agenda for each meeting is usually developed by the chair of the Compensation Committee, in consultation with other compensation committee members, management and the compensation committee’s independent advisors. The Compensation Committee also meets regularly in executive session. Our President and Chief Executive Officer, our Chief Financial Officer and our General Counsel, in addition to the compensation committee’s independent advisors, may attend portions of the Compensation Committee meetings for the purpose of providing analysis and information to assist management with their recommendations on various compensation matters. Management does not participate in the executive sessions of the Compensation Committee.

In 2021, the Compensation Committee engaged Compensia, Inc. (“Compensia”) as an independent advisor to the Compensation Committee. Compensia conducted an analysis and provided advice on, among other things, the equity compensation granted to our executive officers, including our Chief Executive Officer, director compensation and peer group selection. Compensia reported directly to the Compensation Committee, which retained sole authority to direct the work of and engage Compensia. As part of its analysis, Compensia collected and analyzed compensation information from a peer group of comparable public companies. The Compensation Committee considered this analysis when making its determinations regarding executive compensation in 2021, as detailed below in the section titled “Executive Compensation.”

The Compensation Committee, taking into account the various factors prescribed by Nasdaq regarding the independence of compensation consultants, reviewed factor related to Compensia’s independence within the Nasdaq factors and does not believe that retaining Compensia results in any conflict of interest.

The Compensation Committee held three meetings during 2021.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee oversees and assists our Board in reviewing and recommending nominees for election as directors. Our Nominating and Corporate Governance Committee operates under a written charter and is responsible for, among other things:

•	identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board;

•	recommending to our Board the nominees for election to our Board at annual meetings of our stockholders;

•	overseeing programs and practices on sustainability topics, including environmental and social affairs;

•	overseeing the self-evaluations of our Board and management; and

•	developing and recommending to our Board any proposed changes to our corporate governance guidelines and principles.

Our Nominating and Corporate Governance Committee consists of Mr. Nielsen, Dr. Root and Ms. Lucchese, with Mr. Nielsen serving as chair. The composition of our Nominating and Corporate Governance Committee meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations.

The Nominating and Corporate Governance Committee held six meetings in 2021.

Procedures of the Nominating and Corporate Governance Committee

In connection with nominating directors for re-election at the Annual Meeting and periodically throughout the year, the Nominating and Corporate Governance Committee considers the composition of the Board and each committee of the Board to evaluate its effectiveness and whether changes should be considered to either the Board or any of the committees. In support of this process, the Board has determined that the Board as a whole must have the right diversity, mix of characteristics and skills for the optimal functioning of the Board in its oversight of our Company. The Board considers the following factors and qualifications, without limitation:

•	the appropriate size and the diversity of the Board;

•	the needs of the Board with respect to the particular talents and experience of its directors;

•

the knowledge, skills and experience of nominees, including experience in the industry in which the Company operates, business, finance, management or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	familiarity with domestic and international business matters;

•	familiarity and experience with legal and regulatory requirements; and

•	experience with accounting rules and practices.

Pursuant to the Nominating and Corporate Governance Committee charter, the Nominating and Corporate Governance Committee periodically reviews the composition of the Board in light of then current challenges and needs of the Board and the Company and determines whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, skills, background and experience. Although the Nominating and Corporate Governance Committee does not have a formal policy regarding diversity on the Board, the Nominating and Corporate Governance Committee is sensitive to the importance of nominating persons with different perspectives, backgrounds and experience to enhance the deliberation and decision-making processes of the Board. The Nominating and Corporate Governance Committee also considers applicable laws and regulations.

Once the Nominating and Corporate Governance Committee and the Board determine that it is appropriate to add a new director, either as a replacement or as a new position, the Nominating and Corporate Governance Committee uses a flexible set of procedures in selecting individual director candidates. This flexibility allows the Nominating and Corporate Governance Committee to adjust the process to best satisfy the objectives it is attempting to accomplish in any director search. The first step in the general process is to identify the type of candidate the Nominating and Corporate Governance Committee may desire for a particular opening, including establishing the specific target skill areas, experiences and backgrounds that are to be the focus of a director search. The Nominating and Corporate Governance Committee may consider candidates recommended by management, by members of the Nominating and Corporate Governance Committee, by the Board, by stockholders or by a third party it may engage to conduct a search for possible candidates.

Once candidates are identified, the Nominating and Corporate Governance Committee conducts an evaluation of qualified candidates. The evaluation generally includes interviews and background and reference checks. There is no difference in the evaluation process of a candidate recommended by a stockholder as compared to the evaluation process of a candidate identified by any of the other means described above. In identifying and evaluating potential nominees to serve as directors, the Nominating and Corporate Governance Committee will examine each nominee on a case-by-case basis regardless of who recommended the nominee and take into account all factors it considers appropriate.

If the Nominating and Corporate Governance Committee determines that a candidate should be nominated as a candidate for election to the Board, the candidate’s nomination is then recommended to the Board, and the directors may in turn conduct their own review to the extent they deem appropriate. When the Board has agreed upon a candidate, such candidate is recommended to the stockholders for election at an annual meeting of stockholders or appointed as a director by a vote of the Board as appropriate.

During 2021, the Nominating and Corporate Governance Committee conducted two searches. The first search was conducted by the committee, who received recommendations for potential candidates from the members of the Board and senior management. In June 2021, the Board elected Ms. Chambers to the Board. Ms. Chambers was initially introduced to the Nominating and Corporate Governance Committee by Mr. Hoffman. For the second search, the Nominating and Corporate Governance Committee engaged a third-party search firm to assist the committee in a search for a director candidate. Members of the Board provided recommendations of potential candidates to the search firm. Following a review of potential candidates, in October 2021 the Board elected Mr. Mead to the Board. Mr. Mead was recommended to the search firm by two directors.

All of the current Class II directors have been recommended by the Nominating and Corporate Governance Committee to the Board for reelection as our directors at the Annual Meeting, and the Board has approved such recommendations.

Stockholders who wish to recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates may submit the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, 6001 Oak Canyon, Suite 100, Irvine, CA 92618. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our relationship with our stockholders is an important part of our corporate governance program. Engaging with our stockholders helps us to understand how they view us, to set goals and expectations for our performance, and to identify emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations. Our stockholder and investor outreach includes investor road shows, analyst meetings, and investor conferences and meetings. We also communicate with stockholders and other stakeholders through various media, including our annual report and SEC filings, proxy statement, news releases and our website. Our conference calls for quarterly earnings releases are open to all. These calls are available in real time and as archived webcasts on our website for a period of time. We also provide a question-and-answer session at our Annual Meeting.

The Board has adopted a process for stockholders and others to send communications to the Board or any director. All such communications should be sent by mail addressed to the Board or any particular director at 6001 Oak Canyon, Suite 100, Irvine, CA 92618, c/o Angela Ahmad, General Counsel & Secretary. All appropriate communications received by Ms. Ahmad will be sent directly to the Board or to the particular director.

CODE OF ETHICS AND CONDUCT

Our Board of Directors has adopted a code of ethics and conduct that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our code of ethics and conduct is available in the Governance section of the Investor Relations section of our website at www.inarimedical.com. Information on or accessible through our website is not incorporated by reference in this Proxy Statement. We intend to disclose future amendments to our code of ethics and conduct, or any waivers of such code, on our website or in public filings.

DIRECTOR COMPENSATION

Our Board of Directors approved a non-employee director compensation program, or the Director Compensation Program, pursuant to which non-employee directors are eligible to receive annual cash retainers and equity awards in the form of restricted stock units (RSUs). Effective as of January 1, 2021, our Board of Directors, following input from Compensia and upon recommendation from the Compensation Committee, amended our Director Compensation Program to increase the committee retainers, the Chairman of the Board’s annual retainer and the value of the annual RSU awards. For 2021, our Director Compensation Program consisted of the following components:

Cash Compensation. During 2021 we paid an annual retainer to our non-employee directors of $40,000. We also paid an additional $48,000 retainer to the Chairman of the Board. Each non-employee director received additional retainers for service on the committees, as follows:

Committee	Chair Retainer	Membership Retainer
Audit	$20,000	$10,000
Compensation	$15,000	$7,500
Nominating and Corporate Governance	$10,000	$5,000

All cash compensation payable to the directors designated by or affiliated with our stockholders, U.S. Venture Partners X, L.P., USVP X Affiliates, L.P., Versant Venture Capital IV, L.P. or Versant Side Fund IV, L.P. is paid to U.S. Venture Partners X, L.P., USVP X Affiliates, L.P., Versant Venture Capital IV, L.P. or Versant Side Fund IV, L.P., as applicable.

Equity Compensation. Our non-employee directors were also eligible to receive the following equity compensation during 2021:

Initial Grant: Upon appointment to the Board, a non-employee director who is initially elected or appointed to serve on the Board automatically shall be granted a RSU award with a value of approximately $170,000 on the date on which such director is appointed or elected to serve on the Board which vest in substantially equal installments on each of the first, second and third anniversary of the applicable grant date, subject to such director’s continued service through the applicable vesting date.

Annual Grant: A non-employee director who is serving on the Board as of the date of the annual meeting of the Company’s stockholders each calendar year shall be granted, on such annual meeting date, RSUs with a grant date value of approximately $135,000, which shall vest in full on the earlier to occur of (i) the one-year anniversary of the applicable grant date and (ii) the date of the next annual meeting following the grant date, subject to continued service through the applicable vesting date.

The number of shares of our common stock subject to an initial grant or annual grant will be determined by dividing the grant date value of the initial grant or annual grant (as applicable) by the trailing 30-calendar day average closing price for our common stock through and including the date prior to the applicable grant date.

Each such award will vest in full upon a change in control of our company (as defined in the Company’s 2020 Incentive Award Plan (the “2020 Plan”)).

In 2022, the Compensation Committee reviewed the compensation of the non-employee directors and considered information provided by Compensia with respect to peer group benchmarking. Following the review, the Compensation Committee recommended, and in February 2022, the Board approved the following changes to director compensation to better align with the median pay for our peer group: (i) an increase to the annual cash retainer from $40,000 to $50,000, (ii) an increase to the initial grant of RSUs upon joining the Board from $170,000 to $240,000, and (iii) an increase to the annual RSU grant from $135,000 to $160,000. The amendments to our Director Compensation Program became effective as of January 1, 2022.

Compensation under our Director Compensation Program is subject to the annual limits on non-employee director compensation set forth in the 2020 Plan.

2021 Director Compensation Table

The following table sets forth information concerning the compensation of our non-employee directors paid during the year ended December 31, 2021. All compensation paid to Mr. Hoffman, our Chief Executive Officer, is reported below in the “Summary Compensation Table.”

Director Compensation in 2021

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Current Directors
Rebecca Chambers (3)	13,888	184,626	198,514
Cynthia Lucchese	63,825	122,571	186,396
Dana G. Mead, Jr. (4)	—	172,353	172,353
Donald Milder	91,875	122,571	214,446
Kirk Nielsen	58,922	122,571	181,493
Jonathan Root, M.D.	59,450	122,571	182,021
Catherine Szyman	49,500	122,571	172,071
Former Directors
Geoff Pardo (5)	32,833	—	32,833

(1)

Consists of 1,380 RSUs granted on May 27, 2021. In addition, Ms. Chambers and Mr. Mead received their initial equity grants in the amounts of 1,950 and 2,190 RSUs in June and October 2021, respectively, when they joined the Board, which RSUs vest as to one-third of the RSUs on the first, second and third anniversary of the date of grant. Amounts shown in this column do not reflect dollar amounts actually received by the directors. Instead, these amounts reflect the aggregate grant date fair value of 1,380, 1,950 and 2,190 RSUs computed in accordance with the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718 (which attributed a value of $88.82, $94.68, and $78.70, per share, the opening price of our common stock on May 27, 2021, June 21, 2021, and October 1, 2021, respectively). No stock options were granted during 2021. Assumptions used in the calculation of these amounts are included in Note 13 to our financial statements included in our annual report on Form 10-K for the year ended December 31, 2021. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)

The table below sets forth those non-employee directors for the year ended December 31, 2021 who had RSU or stock options outstanding as of December 31, 2021, and the number outstanding as of that date.

Name	Outstanding Stock Awards (#)	Outstanding Option Awards (#)
Current Directors
Rebecca Chambers	1,950	—
Cynthia Lucchese	1,380	49,179
Donald Milder	7,345	—
Dana G. Mead, Jr.	2,190	—
Kirk Nielsen	7,345	—
Jonathan Root, M.D.	7,345	—
Catherine Szyman	1,380	49,179

(3)	Ms. Chambers joined the Board in June 2021 and received pro rata compensation for 2021.
(4)

Mr. Mead joined the Board in October 2021. Pursuant our Director Compensation Program, the annual cash retainers are earned on a quarterly basis and paid by the Company in arrears no later than 30 days following the calendar quarter. Mr. Mead was paid no cash compensation in 2021.

(5)	Mr. Pardo served on the Board from January through May 2021 and received pro rata compensation for 2021.

PROPOSAL 2 - RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee has selected BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, and the Board is submitting this selection to our stockholders for ratification at the Annual Meeting. BDO has served as our independent registered public accounting firm since May 2019. Representatives of BDO plan to attend the Annual Meeting and will be available to answer appropriate questions from stockholders. They will have the opportunity to make a statement if they desire to do so.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of BDO as the Company’s independent registered public accounting firm. However, the Board is submitting the selection of BDO to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain BDO. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE RATIFICATION OF BDO AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Principal Accountant Fees and Services

The following is a summary of the fees and services provided by BDO to the Company for fiscal years 2021 and 2020:

	Fiscal Year Ended December 31,
Description of Services	2021	2020
Audit Fees (1)	$568,633	$611,707
Audit Related Fees (2)	$20,500	$—
Tax Fees	$—	$—
All Other Fees	$—	$—

TOTAL	$589,133	$611,707

(1)

Audit fees for BDO for 2021 and 2020 were for professional services rendered for the audits of our financial statements, review of interim financial statements, assistance with registration statements filed with the SEC and services that are normally provided by BDO in connection with statutory and regulatory filings or engagements.

(2)	Audit related fees for 2021 were for an audit of our 401(k) plan performed by BDO.

The Audit Committee or the chair of the Audit Committee pre-approves the scope of the audit, audit-related and tax services provided by our independent registered public accounting firm, as well as all associated fees and terms, pursuant to pre-approval policies and procedures established by the Audit Committee. The Audit Committee evaluates the independent registered public accounting firm’s qualifications, performance and independence, and presents its conclusions to the full Board on at least an annual basis.

Report of the Audit Committee of the Board of Directors

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation and integrity of the consolidated financial statements and the reporting process, including establishing and monitoring the system of internal financial controls. In this context, during fiscal year 2021, the Audit Committee met and held discussions with management and BDO, the Company’s independent registered public accounting firm. Management has represented to the Audit Committee that the Company’s consolidated financial statements for the fiscal year ended December 31, 2021 were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited financial statements of the Company with management of the Company and with BDO.

In addition, the Audit Committee has reviewed and discussed with BDO: (i) the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”), and the Securities and Exchange Commission (the “SEC”); and (ii) the written disclosures and the letter received from BDO required by applicable requirements of PCAOB regarding BDO’s communications with the Audit Committee concerning independence and the independence of BDO from the Company and its management.

Respectfully submitted by the members of the Audit Committee of the Board of Directors as of February 22, 2022, the date as of which the 10-K was filed:

Cynthia Lucchese, Chair

Rebecca Chambers

Catherine Szyman

PROPOSAL 3 – ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to cast a non-binding advisory vote to approve the compensation of our named executive officers, or NEOs, as disclosed in this proxy statement. This advisory vote is not intended to address any specific item or compensation, but rather the overall compensation of the Company’s NEOs and the philosophy, policies and practices described in this proxy statement.

The Compensation of the Company’s NEOs subject to this advisory vote is disclosed in this proxy statement under the Section entitled “Executive Compensation - Compensation Discussion and Analysis,” the compensation tables and the related narrative disclosure contained in this proxy statement. As described in detail in these disclosures, the Company’s compensation philosophy is to maintain a straight-forward executive compensation program that fosters an ownership mentality by emphasizing the long-term equity compensation coupled with cash compensation in the form of a base salary and incentive cash program that meets current needs. Please read the Compensation Discussion and Analysis and the compensation tables that follow it for additional details about the Company’s executive compensation programs, including information about the fiscal 2021 compensation of the Company’s NEOs.

As described in further detail under Proposal No. 4 of this Proxy Statement, at this Annual Meeting, our stockholders are being asked to indicate how frequently they believe we should seek an advisory vote on the compensation of our NEOs. Our Board has recommended that our stockholders vote for a frequency of one year. We currently expect our next vote on the compensation of our NEOs (after the vote on this Proposal No. 3 at this Annual Meeting) will be held at our 2023 Annual Meeting, although our Board may decide to modify this expectation, particularly in light of the results of Proposal No. 3 regarding the frequency of our advisory votes on the compensation of our NEOs.

The Board requests your advisory vote to approve the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby APPROVED.”

This proposal to approve the compensation paid to our NEOs is an advisory vote only and will not be binding on us, the Board, or our Compensation Committee. However, the Board and the Compensation Committee value the opinions expressed by stockholders in their votes on this Proposal and will consider the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMEND A VOTE IN FAVOR, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

PROPOSAL 4 – FREQUENCY OF ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are asking our stockholders to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our NEOs as disclosed in this proxy statement. Under this proposal, stockholders may indicate whether they would prefer that we conduct future advisory votes on NEO compensation every year, every two years, or every three years.

After careful consideration, our Board currently believes that advisory votes on executive compensation should be conducted every year so that stockholders may annually express their view on our executive compensation program.

Stockholders are not being asked to approve or disapprove of the Board’s recommendation of an advisory vote on executive compensation every one year, but rather to indicate their own choice among the frequency options for an advisory vote on executive compensation of every one year, every two years or every three years.

As an advisory vote, this proposal is not binding on us, the Board, or our Compensation Committee. The Board and the Compensation Committee value the opinions expressed by of our stockholders in their votes on this Proposal and will consider the outcome of the vote when making future decisions regarding the frequency of with which the advisory vote on the compensation of our NEOs will be held in the future.

THE BOARD OF DIRECTORS RECOMMEND THAT STOCKHOLDERS ELECT TO HAVE FUTURE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION EVERY ONE YEAR

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of March 30, 2022 by:

•	each person whom we know to own beneficially more than 5% of our common stock;

•	each of our directors, nominees and NEOs individually; and

•	all of our directors and executive officers as a group.

In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable pursuant to stock options that are exercisable, or pursuant to vesting of RSUs, within 60 days following March 30, 2022. In accordance with SEC rules, shares issuable pursuant to stock options and RSUs are deemed outstanding for computing the percentage of the person holding such equity awards but are not outstanding for computing the percentage of any other person. The percentage ownership of our common stock is based on 53,017,595 shares of our common stock issued and outstanding as of March 30, 2022.

Unless otherwise indicated, the mailing address of each of the stockholders below is c/o Inari Medical, Inc., 6001 Oak Canyon, Suite 100, Irvine, CA 92618. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
Greater than 5% Stockholders
Wellington Management Group (1)	3,151,294	5.9%
The Vanguard Group (2)	3,102,221	5.9%
The Macquarie Group (3)	2,871,262	5.4%
Capital International Investors (4)	2,815,886	5.3%
AllianceBernstein L.P. (5)	2,777,274	5.2%
Directors and Named Executive Officers
Donald Milder (6)	3,908,800	7.4%
William Hoffman (7)	1,024,804	1.9%
Rebecca Chambers	—	—
Cynthia Lucchese (8)	60,548	*
Dana G. Mead, Jr.	—	—
Kirk Nielsen (9)	53,665	*
Jonathan Root, M.D. (10)	529,544	1.0%
Catherine Szyman (8)	60,548	*
Robert K. Warner	—	—
Mitchell Hill (11)	198,182	*
Andrew Hykes (12)	319,388	*
Thomas Tu, M.D. (13)	169,538	*
All current executive officers and directors as a group (12 persons)(14)	6,325,017	11.9%

*	Represents less than 1% of Inari’s outstanding common stock.
(1)

Based solely on a Schedule 13G filed with the SEC on February 14, 2022 by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP. Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP each report shared voting power with respect to

2,641,023 shares and shared dispositive power with respect to 3,151,294 shares. Wellington Management Company LLP reports shared voting power with respect to 2,554,864 shares and shared dispositive power with respect to 2,777,707 shares. The securities as to which the Schedule was filed by Wellington Management Group LLP, as parent holding company of certain holding companies, are owned of record by clients of one or more investment advisers. The address reported on the Schedule 13G for each of these entities is 280 Congress Street Boston, MA 02210.
(2)

Based solely on a Schedule 13G filed with the SEC on February 10, 2022 by The Vanguard Group, Inc. (“Vanguard”). Vanguard is the beneficial owner of 3,102,221 shares and reports shared voting power with respect to 62,736 shares, sole dispositive power with respect to 3,016,390 shares and shared dispositive power with respect to 85,831 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(3)

Based solely on a Schedule 13G filed on February 14, 2022 by Macquarie Group Limited, Macquarie Management Holdings Inc., Macquarie Investment Management Business Trust and Macquarie Investment Management Global Limited. Macquarie Management Holdings Inc. and Macquarie Investment Management Business Trust each report sole voting and sole dispositive power over 2,870,576 shares. Macquarie Management Holdings Inc.’s beneficial ownership of these 2,870,576 shares is due to its ownership of Macquarie Investment Management Business Trust. Macquarie Group Limited reports beneficial ownership of these 2,870,576 shares, based on its ownership of Mcquarie Management Holdings Inc., plus 686 shares as to which Investment Management Group Limited has sole voting and sole dispositive power. Delaware Smid Gap Growth Fund, a Series of Delaware Group Equity Funds IV reports sole voting and dispositive power over 2,717,368 shares. The address of Macquarie Group Limited and Macquarie Investment Management Global Limited is 50 Martin Place, Sydney, New South Wales, Australia. The address of Mcquarie Management Holdings Inc. and Macquarie Investment Management Business Trust is 2005 Market Street, Philadelphia, PA 19103.

(4)

Based solely on a Schedule 13G filed on February 11, 2022 by Capital International Investors. Capital International Investors reports sole voting power and sole dispositive power with respect to all 2,815,886 shares. The address for Capital International Investors is 333 South Hope Street, 55th Fl, Los Angeles, CA 90071.

(5)

Based solely on a Schedule 13G filed on February 14, 2022 by AlllianceBernstein L.P. AlllianceBernstein is the beneficial owner of 2,777,274 shares and reports sole voting power with respect to 2,594,811 shares, sole dispositive power with respect to 2,575,870 shares and shared dispositive power with respect to 19,404. The address for AllianceBernstein L.P. is 1345 Avenue of the Americas, New York, NY 10105.

(6)

Consists of 235,823 shares of common stock directly held by Donald Milder and 4,362 shares of common stock subject to RSUs that vest within 60 days following March 30, 2022, and 3,668,614 shares of common stock held of record by Milder Community Property Trust DTD 11/7/91, amended and restated 11/20/98, amended 3/20/01 for the benefit of Donald B. Milder, or the Milder Community Property Trust.

(7)	Includes 528,633 shares of common stock subject to options and 4,067 shares of common stock subject to RSUs that are exercisable or vest within 60 days following March 30, 2022.
(8)	Includes 31,077 shares of common stock subject to options and 1,380 shares of common stock subject to RSUs that are exercisable or vest within 60 days following March 30, 2022.
(9)	Includes 49,302 shares of common stock held directly and 4,363 shares of common stock subject to RSUs that vest within 60 days following March 30, 2022.
(10)	Includes 525,181 held directly by Dr. Root and 4,363 shares of common stock subject to RSUs that vest within 60 days following March 30, 2022.
(11)	Includes 142,398 shares of common stock subject to options and 1,914 shares of common stock subject to RSUs that are exercisable or vest within 60 days following March 30, 2022.
(12)	Includes 184,794 shares of common stock subject to options and 2,869 shares of common stock subject to RSUs that are exercisable or vest within 60 days following March 30, 2022.
(13)	Includes 117,079 shares of common stock subject to options and 1,914 shares of common stock subject to RSUs that are exercisable or vest within 60 days following March 30, 2022.
(14)	Includes 1,035,058 shares of common stock subject to options and 26,613 shares of common stock subject to RSUs that are exercisable or vest within 60 days following March 30, 2022.

Information about our Executive Officers

The following table sets forth certain information concerning our executive officers as of the date of this Proxy Statement:

Name	Age	Position
William Hoffman	54	President, Chief Executive Officer & Director
Mitchell Hill	63	Chief Financial Officer
Andrew Hykes	49	Chief Operating Officer
Thomas Tu, M.D.	49	Chief Medical Officer

There are no family relationships between any of our directors and any of our executive officers.

Mr. Hoffman’s biography can be found above with the biographies of the other members of the Board. Biographies for our other executive officers are below.

Mitchell Hill has served as our Chief Financial Officer since March 2019. From June 2018 to February 2019, Mr. Hill served as the Chief Executive Officer and as a member of the board of directors of Flow Lighting Technologies, Inc., a private company specializing in cloud-based software. From August 2017 to June 2018, Mr. Hill served as a member of the board of directors of LIVMOR, Inc., a private company focusing on digital health solutions for remote patient monitoring. From September 2015 to May 2018, Mr. Hill served as a member of the board of directors and audit committee of Ominto, Inc., a private company with global operations in the e-commerce, marketing and entertainment industries. From March 2013 to March 2015, Mr. Hill was the Executive Vice President and Chief Financial Officer of Alphaeon Corporation, a private company serving healthcare providers in the self-pay medical field. Prior to 2013, Mr. Hill served as Chief Financial Officer at a number of companies, including Cameron Health, Inc., Visiogen Inc., Insight Health Services Holdings Corp., BMS Reimbursement Management, Buy.com, Inc. and Walt Disney Imagineering and Disney Development Co. Mr. Hill received his B.S. in Business Accounting from Brigham Young University and an M.B.A. from Harvard Business School.

Andrew Hykes has served as our Chief Operating Officer since October 2020 and previously as our Chief Commercial Officer since September 2017. From November 2012 to January 2017, Mr. Hykes was the Vice President of Commercial Operations of Sequent Medical Inc., or Sequent Medical, a private company focused on catheter-based neurovascular therapies that was acquired by Terumo Corporation in July 2016. Prior to this, Mr. Hykes worked for Medtronic PLC, a public medical device company, from August 2002 to October 2012, where he held several positions including: Vice President of Marketing, Vice President of Clinical and Regulatory Affairs and Director of Investor Relations. From 1995 to 2000, Mr. Hykes worked in healthcare banking for ABN AMRO Bank. Mr. Hykes received his B.B.A. from the University of Wisconsin Madison and an M.B.A. from Harvard Business School.

Thomas Tu, M.D. has served as our Chief Medical Officer since July 2019. From June 2003 to June 2019, Dr. Tu was in clinical practice at Baptist Health Hospital in Louisville, Kentucky, where he also served as director of the cardiac catheterization laboratory. Since December 2010, Dr. Tu has served as the Chief Executive Officer and President of World Health Initiative, a non-profit organization that provides medical care and educational programs to hospitals in Vietnam and China. Dr. Tu is a fellow of the Society for Cardiovascular Angiography & Interventions and previously served as the chairs of the society’s political action committee and Emerging Leader Mentorship program. Dr. Tu completed his training in internal medicine, cardiology, interventional cardiology, peripheral interventions at Massachusetts General Hospital and Beth Israel Deaconess Medical Center in Boston, Massachusetts. Dr. Tu is board-certified in internal medicine, cardiovascular disease, and interventional cardiology. Dr. Tu received his B.A. from the University of Virginia and his M.D. from Harvard Medical School.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

This Compensation Discussion and Analysis is intended to assist our stockholders in their efforts to understand our executive compensation program by providing an overview of our executive compensation-related policies, practices, and decisions for fiscal year 2021. It also explains how we determined the material elements of compensation for our principal executive officer, our principal financial officer, and the executive officers (other than our principal executive officer and principal financial officer) who were our most highly-compensated executive officers in 2021, and who we refer to as our “named executive officers” or “NEOs.” For 2021, our NEOs were:

•	Bill Hoffman, President and Chief Executive Officer,

•	Mitchell Hill, Chief Financial Officer,

•	Andrew Hykes, Chief Operating Officer, and

•	Thomas Tu, M.D., Chief Medical Officer.

We are a medical device company with a mission to treat and transform the lives of patients suffering from venous and other diseases. Our current product offerings consist of two minimally-invasive, novel catheter-based mechanical thrombectomy systems, which are purpose-built for the specific characteristics of the venous system and the treatment of the two distinct manifestations of venous thromboembolism, or VTE – deep vein thrombosis, or DVT, and pulmonary embolism, or PE.

2021 Key Business Highlights

2021 was an exceptional year for our patients, employees and company. We treated a record number of patients, and delivered substantial growth in revenue, all despite the effects of the COVID-19 pandemic on us and the economy generally.

Key highlights include the following:

•	We treated almost 50,000 patients since commercialization in 2018.

•	We reported revenue of $277.0 million for the year ended December 31, 2021, representing a 98% increase over the prior year.

•	We launched five new products and rolled out many other product enhancements, including a new clinical indication.

•	We ended 2021 with over 200 sales territories in the U.S. and added over 400 new customer accounts.

•

We launched our first randomized control trial, PEERLESS, and completed the enrollment in CLOUT and the U.S. arm of FLASH, two of the largest prospective thrombectomy trials ever conducted in DVT and PE.

•	We continued to expand into international markets, including all of Europe and Latin America.

•	We developed our VTE Excellence programmatic approach to driving adoption of thrombectomy and continued to expand our education training platform for our customers.

•	Every employee received cash bonus recognition for their contributions to our 2021 success, whether or not they were bonus eligible.

2021 Executive Compensation Highlights

Consistent with our performance and compensation philosophy as detailed below, the Committee took the following key actions with respect to the total compensation of our NEOs for and during 2021:

Base Salary. Consistent with our intended approach to provide compensation competitive with peer companies, in February 2021, the Committee approved a base salary increase for our NEOs in amounts designed to continue moving the NEOs from approximately the 25th percentile toward the median of the base salaries paid by our peer group companies to their similarly situated executives.

Annual Bonus. Consistent again with our intended approach to provide compensation competitive with our peer companies, in February 2021 the Committee approved an increase to the target annual bonus opportunities for our NEOs, increasing their targets to 85% of base salary for our CEO and 50% of base salary for each other NEO. We believe this change continued to move the NEOs’ incentive opportunity and target total cash compensation closer to the midpoint of the range that our peer companies award their similarly situated executives.

Long-Term Incentive Compensation. In order to align the long-term interests of our executives and stockholders, support retention and provide motivational value, in March 2021 the Committee granted long-term incentive compensation in the form of RSU awards under our 2020 Plan that may be settled for shares of our common stock. As with base salaries and target incentive opportunities, the value of these awards are closer to the median (instead of the 25th percentile) of the long-term incentive opportunities awarded by our peer group companies to their similarly situated executives. The RSUs each vest over a total of four years, provided the executive continues to provide services to the Company through each vesting date.

Executive Compensation Policies and Practices

We endeavor to maintain sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy. During 2021, the following executive compensation policies and practices were in place, including both policies and practices we have implemented to drive performance and policies and practices that either prohibit or minimize behaviors that we do not believe serve our stockholders’ long-term interests:

What We Do	What We Don’t Do

Maintain an Independent Compensation Committee. The Committee consists solely of independent directors who establish our compensation policies and practices.	No Guaranteed Compensation. No guaranteed cash incentives, equity compensation or salary increases for executive officers.

Retain an Independent Compensation Consultant. During 2021, the Committee engaged Compensia, Inc. to provide information, analysis, and other advice to assist with its responsibilities.	No Excise Tax Payments. We do not provide any excise tax reimbursement payments (including “gross-ups”).

Annual Executive Compensation Review. The Committee conducts an annual review and approval of our compensation strategy, including a review and determination of our compensation peer group used for comparative purposes.	No Excessive Perquisites. We provide minimal perquisites and other personal benefits to our NEOs.

Emphasize Long-Term Equity Compensation. The Committee uses equity awards to deliver long-term incentive compensation opportunities to our executives, including our NEOs. These equity awards vest over multi-year periods, which serves our long-term value creation goals and retention objectives.	No Special Retirement, Health or Welfare Benefits. We do not provide our NEOs with any retirement, health or welfare benefit programs, other than participation in our broad-based employee plans and programs on the same basis as our other full-time, salaried employees.

Prohibition on Hedging and Pledging. Under our Insider Trading Policy, we prohibit our employees from hedging any Inari securities and from pledging any Inari securities as collateral for a loan.

Require Minimum Share Ownership for our Directors and NEOs. We maintain robust stock ownership guidelines to align stockholder interest with that of our directors and executive officers, including our NEOs.

Stockholder Advisory Votes on Named Executive Officer Compensation

We are not required to hold a Say-on-Pay vote in 2022, however, at the Annual Meeting, we will ask our stockholders to vote on a non-binding, advisory vote to approve the compensation of our NEOs (commonly known as a “Say-on-Pay” vote); and a non-binding, advisory vote to approve the frequency of future Say-on-Pay votes (commonly known as a “Say-When-on-Pay” vote).

PROCESS FOR DETERMINATION OF COMPENSATION

Role of Compensation Committee

The Committee establishes our compensation philosophy and objectives, determines the structure, components and other elements of executive compensation, and reviews and approves the compensation of the NEOs or recommends it for approval by the Board. The Committee structures the executive compensation program to accomplish its articulated compensation objectives in light of the compensation philosophy described above.

Role of the Executive Officers

The Committee works with our CEO to set the target total direct compensation of each of our NEOs and other members of our executive team, other than with respect to his own compensation. As part of this process, our CEO evaluates each other NEO, determines his recommendations about the target compensation of each such NEO, and delivers his recommendations to the Committee. The Committee gives significant weight to the recommendations of the CEO in light of his greater familiarity with the day-to-day performance of his direct reports and the importance of incentive compensation in driving the performance of the business. Nevertheless, the Committee makes the ultimate determination regarding the compensation of the executive officers.

The Committee discusses and formulates the compensation recommendation for our CEO, who does not play any role with respect to any matter affecting his own compensation.

Additionally, to design and develop the compensation program, the Committee coordinates and collaborates with the finance and legal teams as appropriate. This group supports the Committee through the preparation of analyses of financial data, peer comparisons and other materials, and helps to implement the Committee’s decisions.

Role of Compensation Consultant

The Committee recognizes that there is value in procuring independent, objective expertise and counsel in connection with fulfilling its duties and has the authority to retain an independent compensation consultant to assist it in carrying out its responsibilities and duties.

Since 2019, the Committee has engaged Compensia as its independent compensation consultant for compensation decisions. Compensia reports directly to the Committee, and the Committee has the sole authority to retain, terminate and obtain the advice of Compensia.

The Committee worked with Compensia to develop a peer group, provide a competitive market analysis of the base salary, annual cash incentive awards and long-term incentive compensation of our executive officers compared to the compensation peer group, report on share utilization, and review other market practices and trends.

While the Committee took into consideration the review and recommendations of Compensia when making decisions about our executive compensation program, ultimately, the Committee made its own independent decisions in determining our executive officers’ compensation.

Other than advising the Committee as described above, Compensia did not provide any additional services to Inari in 2021.The Committee assessed the independence of Compensia and each other adviser and outside legal counsel that provide advice to the Committee pursuant to SEC and Nasdaq rules. In doing so, the Committee considered each of the factors set forth by the SEC and Nasdaq with respect to an adviser’s independence.

Compensation Peer Group and Peer Selection Process

The Committee believes that obtaining relevant market and data is of paramount importance in the executive compensation determination. Such information provides helpful context and a reference point when making compensation decisions. The Committee also recognizes the unique aspects of Inari and our business that may ultimately drive compensation decisions that differ from our peers. The Committee takes into consideration the structure and components of, and the amounts paid under, the executive compensation programs of other comparable peer companies. This information is derived from public filings and other sources when making decisions about the structure and component mix of our executive compensation program.

In May 2020, we completed our initial public offering. The Committee envisions that, over time, as we move forward as a public company, our legacy executive compensation programs and the amount and forms of compensation should evolve with the progression of our business in order to more closely tie executive compensation with long-term shareholder value creation.

In July 2020, with assistance from Compensia, the Committee developed and approved a compensation peer group as a source of competitive market data for evaluating the compensation of our executive officers and to support pay decisions for 2021. The peer group was comprised of comparable medical device and life sciences tools and services companies. In selecting peers, the Committee also generally sought to include companies with annual revenue less than approximately $300 million and market capitalization generally ranging from $575 million to $9.2 billion. The 15 companies included in our peer group developed in 2020 for 2021 decisions related to our executive and director compensation program were:

Adaptative Biotechnologies	AtriCure	Atrio

Axonics Modulation Technologies	Cerus	Glaukos

Inspire Medical Systems	iRhythm Technologies	NanoString Technologies

Nevro	Repligen	ShockWave Medical

Silk Road Medical	STAAR Surgical Company	Tandem Diabetes Care

The peer group noted above was used to inform the Committee’s decisions relating to the 2021 base salary and annual performance-based incentive compensation awarded to our executive officers (each as discussed further below). These compensation elements were approved at or near the beginning of our fiscal 2021 year. The Committee has committed to review the peer group annually. In addition to the selected peer groups, as discussed above, the Committee references general and specific industry surveys from other sources.

With the assistance of Compensia, the Committee uses data from the peer groups to establish a market reference for each executive position. For 2021, the Committee determined that the appropriate market reference continues to approximate the market 50th percentile, and that an executive officer’s target and actual total direct compensation may be above or below this reference depending on individual factors and performance. We do not formally set total compensation, or any specific element of compensation, at a specific percentile of the peer groups for that position. Instead, the market data is used as a reference point to provide information on the range of competitive pay levels and current compensation practices in our industry.

Stockholder Engagement

This year, we will hold our first stockholder vote to approve the compensation of our NEOs and to determine the frequency of future stockholder advisory votes on our executive compensation program. We are committed to ongoing engagement with our investors on all appropriate matters, including executive compensation and governance. In 2021, we engaged with holders representing a majority of our common stock on a regular basis. Following the advisory votes at this Annual Meeting, the Committee will consider stockholder input in evaluating the design of our executive compensation and the compensation decisions for each of the NEOs.

ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

In order to achieve our objectives, the Committee utilizes the components of compensation set forth below. The Committee regularly reviews all components of the program in order to verify that each component is aligned with our strategy and ensure that each executive officer’s total compensation is consistent with our compensation philosophy.

The primary elements of our NEOs’ compensation and the main objectives of each are:

•	Base Salary. Base salary attracts and retains talented executives, recognizes individual roles and responsibilities and provides stable income.

•	Annual Performance-Based Incentive Compensation. Performance-based cash bonuses promote annual performance objectives and reward executives for their contributions toward achieving those objectives.

•

Equity-Based Long-Term Incentive Compensation. Equity compensation, provided in the form of RSUs aligns executives’ interests with our stockholders’ interests and emphasizes long-term financial performance and value creation.

In addition, our NEOs are eligible to participate in our health and welfare programs and our 401(k) plan and ESPP on the same basis as our other employees. Each of these elements of compensation for fiscal 2021 is described further below.

Fiscal 2021 Target Pay Mix

By emphasizing annual and long-term incentives, our fiscal 2021 pay mix reflects our executive compensation objectives, advances our pay-for-performance philosophy, and aligns executive officers’ interests with those of our stockholders.

The following graphics show the allocation of 2021 target total direct compensation payable to our CEO and the average 2021 target total direct compensation payable to our other NEOs. The Committee allocated compensation among base salary, target annual cash incentive amounts, and the grant date fair value of the long-term incentive in the form of RSUs.

A significant majority of 2021 target executive compensation opportunity is at-risk variable pay. This approach is consistent with our focus on pay-for-performance. We consider compensation to be “at-risk” if it is subject to operating performance or if its value depends on the value of our common stock. In fiscal 2021, 80% of our CEO’s target total direct compensation was at-risk compensation, and on average, 68% of the target total direct compensation of our other NEOs was at-risk.

Base Salaries

The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. The base salaries of our NEOs are an important part of their total compensation package. Base salary is a predetermined and fixed component of our compensation program. In February 2021, the Committee approved base salary increases for Messrs. Hoffman, Hill and Hykes in order to better align each executive’s total compensation with that of similarly situated executives at our publicly-traded peers.

The following table sets forth the base salaries of our named executive officers for fiscal 2020 and 2021:

Named Executive Officer	2020 Base Salary ($)	2021 Base Salary ($)
Bill Hoffman	563,000	643,000 450,000 411,000 450,000
Andrew Hykes	400,000
Mitchell Hill	355,000
Thomas Tu, M.D.	450,000

To provide compensation competitive with our peer companies, the Committee adjusted 2022 base salaries to continue moving them from approximately the 25th percentile toward the median of the base salaries paid by our peer group companies to their similarly situated executives as follows: Mr. Hoffman - $705,000; Mr. Hykes - $500,000; Mr. Hill and Dr. Tu - $485,000.

Annual Incentive Cash Compensation

During 2021, all of our employees at a manager level or higher, including our NEOs, were eligible to receive performance-based cash incentive compensation. We believe that performance-based cash incentives motivate our employees, including our NEOs, to achieve both annual and long-term goals. This approach is critical to the execution of our overall business strategy which, if achieved, has the potential to significantly enhance shareholder value. We also believe that it is important to reward all contributions to success and, as such, we paid cash awards to all employees for 2021.

Target Opportunities. Consistent with our compensation philosophy and objectives, the Committee generally sets the target incentive opportunity within the median range of annual cash incentive target pay for comparable executives at our peer groups. For 2021, based on a review of the market data, the Committee approved an increase to Mr. Hoffman’s target incentive opportunity from 75% to 85% of Mr. Hoffman’s base salary. The 2021 target incentive opportunities for the remaining NEOs were unchanged from fiscal year 2020. The 2021 target incentive opportunity for each of our NEOs is as follows:

Named Executive Officer	Target Incentive Opportunity (as a % of Base Salary)
Bill Hoffman	85
Andrew Hykes	50
Mitchell Hill	50
Thomas Tu, M.D.	50

Performance Measures. For fiscal 2021, the amount of the payout, if any, was based upon the overall financial performance, progress on growth drivers and other contributions of the NEOs, as determined by the Committee in its sole discretion. For 2022, the Committee has adopted an annual incentive program for NEOs with pre-set financial and corporate objectives and the amount of the payout, if any, will be based upon the achievement of such pre-established objectives.

Payout Determination. Because of our period of significantly rapid growth and our IPO at the beginning of the COVID-19 pandemic, there were no pre-set corporate metrics for 2021 performance. At its December 2021 meeting, the Committee reviewed and confirmed our substantial revenue and procedure growth and other notable corporate achievements. As a result of significantly exceeding expectations, the Committee then determined that the payout for the NEOs and the pool for other participants should be 130% of target.

The Committee presented the determination of the overall achievement percentage to the Board for its review and approval. The actual incentive payouts for each executive were determined by multiplying the executive officer’s base salary by the target incentive opportunity, and then by the overall achievement percentage.

The following table summarizes the total 2021 cash compensation earned by our NEOs:

Executive	Base Salary ($)	Target Opportunity (%)	Target Opportunity ($)	Actual Bonus Payout ($)
Bill Hoffman	643,000	85	546,550	710,515
Andrew Hykes	450,000	50	225,000	292,500
Mitchell Hill	411,000	50	205,500	267,150
Thomas Tu, M.D.	450,000	50	225,000	292,500

Long-Term Incentives

As described above, the third and largest primary component of our executive compensation program is long-term equity incentives. The Committee designed this long-term incentive opportunity to motivate executive officers to achieve multi-year strategic goals and to deliver sustained, long-term value to stockholders.

Our long-term incentives create a strong link between payouts and performance and align our executive officers’ interests with the interests of our stockholders. Long-term equity incentives promote retention, as executive officers will only receive value if they remain employed by us over the required term. In addition, they foster an ownership culture among our executive officers by making executive officers’ stockholders with a personal stake in the value they intend to create.

RSUs. In 2021, the Committee’s long-term incentive grants took the form of RSUs. Consistent with the market practice of similar, newly-public companies in our industry, and in order to focus executives on growth and increasing stockholder value at this early stage of our development, the Committee has designed its choice of equity vehicle to motivate stock price appreciation over the long term through RSUs.

The Committee envisions that, over time, as the Company evolves and grows, the executive compensation program and the amount and forms of compensation will evolve. In future years, the Committee will continue to evaluate and select the form and mix of long-term incentive compensation (which may include stock options, RSUs, performance shares, or other long-term incentives) that it believes best accomplishes the goals discussed above.

Target Opportunities. The Committee established target long-term incentive opportunities for each of the named NEOs in January 2021. In establishing the size of these long-term incentive opportunities, and given our very strong stock price performance, the Committee intended to provide long-term incentive opportunities that are closer to the median (instead of the 25th percentile) of the long-term incentive opportunities awarded by our peer group companies to their similarly situated executives.

The table below shows the values for the long-term incentives that were provided to our NEOs during fiscal 2021:

Named Executive Officer	Target Value ($)	RSUs Granted (#)(1)
Bill Hoffman	2,000,000	21,380
Andrew Hykes	1,500,000	16,030
Mitchell Hill	1,000,000	10,690
Thomas Tu, M.D.	1,000,000	10,690

(1)

The number of RSUs granted is based on the fair value of the 30-day average closing price of our common stock. 1/16th of the RSUs will vest on each quarterly anniversary of the vesting commencement date, January 1, 2021.

The Committee intends to make grants of long-term incentive awards annually. Special, one-time awards are used in limited circumstances, including, as may be necessary to attract, retain and motivate experienced and well-qualified executive officers, as recognition of an increase in the scope of an executive’s responsibilities or major accomplishments.

OTHER ELEMENTS OF EXECUTIVE COMPENSATION AND OTHER ASPECTS OF EXECUTIVE COMPENSATION PROGRAM

Stock Ownership Guidelines

To align our executive officers’ interests with those of our stockholders, we maintain stock ownership guidelines requiring that our Chief Executive Officer hold Inari shares with a value equal to three times (3x) his base salary and each other executive officer hold Inari shares with a value equal to one times (1x) their base salary. The Committee measures compliance with the guidelines as of the last business day of each calendar year based on the closing price of our common stock during the 30-day period through and including the last business day of the calendar year.

For purposes of determining compliance, the following shares are treated as owned: (i) shares of our common stock owned individually, either directly or indirectly; and (ii) shares of our common stock owned jointly or separately by a spouse, domestic partner and/or minor children. No other rights to acquire shares of our common stock (including unexercised stock options or unvested RSUs) are considered shares of our common stock owned for purposes of satisfying the ownership requirement.

Should an executive officer fail to comply with the applicable ownership requirement, the Committee, in its sole discretion, may review and address any such shortfall in ownership as it deems appropriate.

As of December 31, 2021, each of our executive officers, including our NEOs, met their respective ownership requirement.

Retirement Plans

We currently maintain a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies. In 2021, we matched 100% of the first $3,000 or 4% of eligible employee contributions to the 401(k) plan, which matching contributions vest immediately.

Employee Benefits and Employee Stock Purchase Plan

All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans, including (a) medical, dental and vision benefits; (b) medical and dependent care flexible spending accounts; (c) long-term disability insurance; and (d) life insurance. In addition, all of our full-time employees can elect to participate in our employee stock purchase program.

No Tax Gross-Ups

We do not make gross-up payments to cover our NEOs’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our company.

Severance and Other Benefits Payable Upon Termination of Employment or Change in Control

Pursuant to their respective employment agreements and/or equity award agreements, each of our NEOsis entitled to certain payments and benefits in certain termination situations or upon a change in control. See “— Potential Payments Upon Termination or Change-In-Control” for more information on these payments and benefits.

Tax and Accounting Considerations

Accounting Standards

ASC Topic 718 requires us to calculate the grant date “fair value” of our stock-based awards using a variety of assumptions. ASC Topic 718 also requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock options, restricted stock, RSUs and performance units under our equity incentive award plans will be accounted for under ASC Topic 718. The Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align the accounting expense of our equity awards with our overall executive compensation philosophy and objectives.

Anti-Hedging Policy

Our Board has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees from engaging in hedging transactions; short sales; transactions puts, calls and other derivatives securities or instruments designed to increase in value as a result of, or hedge or offset any decrease in, the market value of the our securities, day trading and arbitrage trading and purchases of securities on margin. In limited circumstances and subject to pre-approval, pledging of securities and contributing company securities in exchange for interests in private exchange traded funds for diversification purposes may be permitted.

Compensation Committee Report

The Committee reviewed and discussed the Compensation Discussion and Analysis with the management of the Company. Based on this review and these discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2022 Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K.

The preceding report has been furnished by the members of the Committee:

Jonathan Root, M.D. (Chair)

Dana G. Mead, Jr.

Don Milder

Kirk Nielsen

SUMMARY OF EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation of our NEOs during fiscal years 2021, 2020 and 2019 to our NEOs:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	All Other Compensation ($)(2)	Total ($)
William Hoffman,	2021	642,847	710,515	2,417,009	—	1,115	3,771,486
Chief Executive Officer	2020	495,083	633,375	—	—	—	1,128,458
	2019	400,000	400,000	163,410	—	—	963,410

Mitchell Hill,	2021	410,892	267,150	1,208,505	—	9,374	1,895,921
Chief Financial Officer	2020	321,667	266,250	—	—	—	587,917
	2019	224,848	165,000	21,314	226,413	3,428	641,003

Andrew Hykes,	2021	450,000	292,500	1,812,192	—	8,335	2,563,026
Chief Operating Officer	2020	383,782	337,500	—	107,914	—	829,196
	2019	315,763	256,800	73,179	7,868	—	653,610

Thomas Tu, M.D.,	2021	450,000	292,500	1,208,505	—	9,789	1,960,794
Chief Medical Officer	2020	346,718	557,500	—	86,620	—	408,432

(1)

Amounts shown in this column do not reflect dollar amounts actually received by our NEOs. Instead, these amounts reflect the aggregate grant date fair value of RSUs granted in the relevant year, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 13 to our financial statements included in our annual report on Form 10-K for the year ended December 31, 2021. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to serv ice-based vesting conditions.

(2)	Consists of 401(k) matching contributions, life insurance and long-term disability insurance premiums paid by the Company.

Grants of Plan-Based Awards

The following table sets forth information regarding grants of plan-based awards to our NEOs during the fiscal year ended December 31, 2021.

GRANTS OF PLAN-BASED AWARDS FOR 2021

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value Of Stock Option Awards ($)(2)
William Hoffman	2/11/2021	21,380	2,417,009

Mitchell Hill	2/11/2021	10,690	1,208,505

Andrew Hykes	2/11/2021	16,030	1,812,192

Thomas Tu, M.D.	2/11/2021	10,690	1,208,505

(1)	RSUs with respect to shares of common stock were granted under the 2020 Incentive Award Plan. 1/16th of the RSUs vest on each quarterly anniversary of January 1, 2021, the vesting commencement date.
(2)

Amounts shown reflect the aggregate grant date fair value of RSUs granted in the relevant year, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 13 to our financial statements included in our annual report on Form 10-K for the year ended December 31, 2021. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements for Executive Officers

In March 2020 (with respect to Mr. Hill), May 2020 (with respect to Messrs. Hoffman and Hykes) and September 2020 (with respect to Dr. Tu), we entered into employment agreements with each of our NEOs, the material terms of which are described below. In addition, as a condition of employment each of our NEOs has also entered into our standard confidential information and invention assignment agreement.

William Hoffman

Pursuant to his employment agreement, Mr. Hoffman serves as the President and Chief Executive Officer of the Company and reports directly to the Company’s Board of Directors. The initial term of the agreement ends on the fifth anniversary of its effective date, with an automatic one-year renewal thereafter.

Under the employment agreement, Mr. Hoffman is entitled to receive an initial annual base salary of $563,000 (which was increased to $643,000 in 2021), subject to increase at the discretion of the Company’s Board of Directors or a subcommittee thereof; in addition, he is eligible to receive an annual performance bonus targeted at 75% (which was increased to 85% in 2021) of his then-current annual base salary. The actual amount of any such bonus will be determined by reference to the attainment of applicable Company and/or individual performance objectives, as determined by the Company’s Board of Directors or a subcommittee thereof. Pursuant to the employment agreement, Mr. Hoffman is also eligible to participate in customary health, welfare and fringe benefit plans, provided by the Company to its employees.

For a discussion of the payments and other benefits to which Mr. Hoffman is entitled in the event of certain qualifying terminations, including certain terminations in connection with a change in control of us, see “Potential Payments Upon Termination or Change-in-Control” below.

Mitchell Hill, Andrew Hykes and Thomas Tu, M.D.

The employment agreements for Messrs. Hill and Hykes and Dr. Tu contain the same terms and conditions as Mr. Hoffman’s agreement, except:

•	Positions. Mr. Hill serves as Chief Financial Officer; Mr. Hykes serves as Chief Operating Officer and Dr. Tu serves as Chief Medical Officer and each report to the Company’s Chief Executive Officer.

•

Salary and Bonus. Mr. Hill is entitled to receive an annual base salary of $335,000 (which was increased to $411,000 in 2021), Mr. Hykes is entitled to receive an annual base salary of $400,000 (which was increased to $450,000 in 2021) and Dr. Tu is entitled to receive an annual base salary of $450,000 and each is eligible to receive an annual performance bonus targeted at 50% of the executive’s then-current annual base salary.

For a discussion of the payments and other benefits to which Messrs. Hill and Hykes and Dr. Tu are entitled in the event of certain qualifying terminations, including certain terminations in connection with a change in control of us, see “Potential Payments Upon Termination or Change-in-Control” below.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each NEO as of December 31, 2021.

OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR END

		Option Awards					Stock Awards
Name	Grant Date	Numbers of Securities Underlying Unexercised Options (#) Exercisable	Numbers of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Numbers of Shares or Units of Stock That Have Not Vested (#) (1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
William Hoffman	12/22/2017	36,845	—		0.31	12/22/2027	—		—
	05/03/2018	238,797	19,919	(2)	0.43	05/03/2028	—		—
	12/13/2018	282,136	94,044	(2)	0.43	12/13/2028	—		—
	03/12/2019	—	—		—	—	961,350	(3)	87,742,415
	02/11/2021	—	—		—	—	17,372	(4)	1,585,542

Mitchell Hill	03/12/2019	—	—		—	—	125,393	(3)	11,444,619
	04/23/2019	121,358	130,619	(5)	0.46	04/23/2029	—		—
	02/11/2021	—	—		—	—	8,686	(4)	792,771

Andrew Hykes	05/03/2018	157,282	13,818	(2)	0.43	05/03/2028	—		—
	03/12/2019	12,195	4,524	(5)	0.46	03/12/2029	—		—
	03/12/2019	—	—		—	—	430,517	(3)	39,293,287
	01/17/2020	8,019	8,700	(5)	6.45	01/17/2030	—		—
	02/11/2021	—	—		—	—	13,025	(4)	1,188,792

Thomas Tu, M.D.	04/23/2019	89,771	115,813	(5)	0.46	04/23/2029	—		—
	03/12/2019	—	—		—	—	292,584	(3)	26,704,142
	01/17/2020	1,432	6,988	(5)	6.45	01/17/2030	—		—
	02/11/2021	—	—		—	—	8,686	(4)	792,771

(1)

The market value of the RSUs that have not vested is calculated by multiplying the fair market value of a share of our common stock on December 31, 2021 ($91.27) by the number of RSUs outstanding under the award.

(2)

Consists of stock options granted under the 2011 Plan. 25% of the shares underlying the award will vest on the first anniversary of the vesting commencement date, with the remaining shares vesting in equal monthly installments for the following 36 months, subject to continued service on the applicable vesting date.

(3)

Consists of RSUs granted under the 2011 Plan. 100% of the RSUs will vest upon the fourth anniversary of the vesting commencement date, subject to continued service on the applicable vesting date. Additionally, the RSUs subject to each award will accelerate and vest upon a termination of the executive’s service due to death or by the Company without cause (as defined in the 2011 Plan). The RSUs shall also vest in full upon a sale event (as defined in the applicable award agreement).

(4)	Consists of RSUs granted under the 2020 Plan. 1/16th of the RSUs will vest on each quarterly anniversary of the vesting commencement date, subject to continued service on the applicable vesting date.
(5)

Consists of stock options granted under the 2011 Plan. 1/48th of the shares underlying the award will vest on each monthly anniversary of the vesting commencement date, subject to continued service on the applicable vesting date.

Options Exercised and Stock Vested

The following table sets forth information regarding options exercised, and the number of shares of common stock acquired upon the vesting of RSUs, in each case, by our NEOs for the fiscal year ending December 31, 2021.

	Option Awards		RSU Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
William Hoffman	60,000	4,691,862	4,008	379,290

Mitchell Hill	111,000	9,788,747	2,004	189,645

Andrew Hykes	50,000	4,375,380	3,005	284,359

Thomas Tu, M.D.	87,000	8,052,074	2,004	189,645

(1)	Values were determined based on the difference between the fair market value of our shares on the date of exercise and the exercise price of the options.
(2)	Values were determined based on the fair market value of our shares on the date of vesting.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

William Hoffman

In May 2020, we entered into an employment agreement with Mr. Hoffman. Pursuant to his employment agreement, if Mr. Hoffman’s employment is terminated by the Company without “cause,” or by Mr. Hoffman for “good reason” (each, as defined in the employment agreement, and referred to herein as a qualifying termination) then Mr. Hoffman will be entitled to receive the following severance payments and benefits: (i) an amount equal to Mr. Hoffman’s annual base salary then in effect; and (ii) continued healthcare coverage for 12 months after the termination date.

However, if either such termination of employment occurs three months prior to, on, or within 12 months following a “change in control” (as defined in the 2020 Plan), then Mr. Hoffman instead will be entitled to receive: (i) an amount equal to two times Mr. Hoffman’s annual base salary then in effect; (ii) continued healthcare coverage for 24 months after the termination date; (iii) Mr. Hoffman’s target annual bonus, prorated based on the date of termination; and (iv) full accelerated vesting of all outstanding and unvested time-based vesting awards.

The severance payments and benefits described above are subject to Mr. Hoffman’s execution and non-revocation of a general release of claims in favor of the Company and continued compliance with customary restrictive covenants. The employment agreement also includes a “best pay” provision under Section 280G of the Code, pursuant to which any “parachute payments” that become payable to Mr. Hoffman will either be paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Code, whichever results in the better after-tax treatment to Mr. Hoffman.

Mitchell Hill, Andrew Hykes and Thomas Tu, M.D.

In March 2020, May 2020 and September 2020, we entered into employment agreements with Mr. Hill, Mr. Hykes and Dr. Tu, respectively. The employment agreements for Messrs. Hill and Hykes and Dr. Tu contain the same termination-related terms and conditions as Mr. Hoffman’s agreement, except that if the executive experiences a qualifying termination of employment, his severance will be: (i) an amount equal to 0.75 times his annual base salary then in effect; and (ii) continued healthcare coverage for nine months after the termination date. However, if such termination of employment occurs three months prior to, on, or within 12 months following a “change in control” (as defined in the 2020 Plan), the executive instead will be entitled to receive the following severance payments and benefits: (i) an amount equal to 1.5 times his annual base salary then in effect; (ii) continued healthcare coverage for 18 months after the termination date; (iii) the executive’s target annual bonus, prorated based on the date of termination; and (iv) full accelerated vesting of all outstanding and unvested time-based vesting awards.

Summary of Potential Payments

The following table summarizes the payments and other benefits that would be provided to our NEOs upon the occurrence of certain qualifying terminations of employment and/or a change in control, in any case, occurring on December 31, 2021. Amounts shown do not include (i) accrued but unpaid base salary through the date of termination, or (ii) other benefits earned or accrued by the NEO during his employment that are available to all salaried employees, such as accrued vacation, and assume that any successor company in a change in control assumed or substituted awards for any outstanding awards under the 2011 Plan and 2020 Plan.

Name and Event	Cash Severance ($)	Bonus ($)	Stock Option Acceleration ($)(1)	Restricted Stock Unit Acceleration ($)(1)	Benefit Continuation ($)(2)	Total ($)
William Hoffman

Termination Without Cause/For Good Reason (No Change in Control)	643,000	—	—	65,806,811	24,840	66,474,651

Termination Without Cause/For Good Reason with a Change in Control	1,286,000	546,550	10,352,581	89,327,957	49,680	101,562,768

Change in Control/Death (No Termination)	—	—	—	65,806,811	—	65,806,811

Mitchell Hill

Termination Without Cause/For Good Reason (No Change in Control	308,250	—	—	8,896,431	23,760	9,228,441

Termination Without Cause/For Good Reason with a Change in Control	616,500	205,500	11,861,908	12,237,390	—	24,968,819

Change in Control/Death (No Termination)	—	—	—	8,896,431	—	8,896,431

Andrew Hykes

Termination Without Cause/For Good Reason (No Change in Control)	337,500	—	—	29,469,965	23,535	29,831,000

Termination Without Cause/For Good Reason With a Change in Control	675,000	225,00	2,403,982	40,482,078	47,7070	43,833,130

Change in Control/Death (No Termination)	—	—	—	29,469,965	—	29,469,965

Thomas Tu, M.D.

Termination Without Cause/For Good Reason (No Change in Control)	337,500	—	—	20,028,106	23,760	20,389,366

Name and Event	Cash Severance ($)	Bonus ($)	Stock Option Acceleration ($)(1)	Restricted Stock Unit Acceleration ($)(1)	Benefit Continuation ($)(2)	Total ($)

Termination Without Cause/For Good Reason With a Change in Control	675,000	225,000	11,110,021	27,496,913	47,520	39,554,454

Change in Control/Death (No Termination)	—	—	—	20,028,106	—	20,028,106

(1)

Based upon the closing price of common stock ($91.27) on December 31, 2021. The reported value of stock options and RSUs is based upon 75% of the awards, other than in the event of a change in control qualifying termination (as defined) which results in full accelerated vesting of all outstanding and unvested time-vesting awards. The 2019 RSUs accelerate in full upon a change in control (regardless of termination).

(2)	The reported value of these continued benefits coverage is an estimate based upon the monthly cost of such benefits to the Company as of December 31, 2021.

Pay Ratio Disclosure

As a result of the rules the SEC adopted under the Dodd-Frank Act and Item 402 (u) of Regulation S-K, we are providing the following disclosure about the ratio of the total annual compensation of our Chief Executive Officer, Mr. Hoffman, compared to the total annual compensation of the median compensated employee within our worldwide workforce.

For 2021, the median of the annual total compensation of all our employees (excluding our CEO) was $135,448; (ii) the annual total compensation for our CEO was $3,771,486; and (iii) the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees (excluding our CEO) for 2021 is 28:1. We believe this ratio, which was calculated in a manner consistent with Item 402(u) of Regulation S-K, to be a reasonable estimate, based upon the assumptions described below.

Calculation Methodology

We identified the employee with compensation at the median of the compensation of all of our employees (median employee) by considering our employee population as of December 31, 2021 (employee population determination date) as summarized below. The methodology we used to determine the median employee for 2021 is described below.

For 2021, we considered all individuals who were employed by us on a world-wide basis (including our consolidated subsidiaries) on the employee population determination date, other than our CEO, whether employed on a full-time, part-time, seasonal or temporary basis, as applicable. We did not include any contractors or other non-employee workers in our employee population.

To identify our median employee, we chose to use a consistently-applied compensation measure, which we selected as base salary for 2021. For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using the applicable exchange rates in effect on December 31, 2021. For all full-time and part-time employees hired during 2021, we annualized their base salary or wages as if they had been employed for the entire measurement period. Base salaries for temporary and seasonal employees hired during 2021 were not annualized. We did not make any cost-of-living adjustment.

Our employee population as of our determination date consisted of approximately 800 individuals in the United States and in our international locations (including our consolidated subsidiaries) who were employed by us on a full-time, part-time, or seasonal basis, including employees on a leave of absence.

Using this methodology, we identified the individual at the median of our employee population. We then calculated the annual total compensation for this individual using the same methodology we use to calculate the amount reported for our CEO in the “Total” column of the Summary Compensation Table as set forth in this Proxy Statement.

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans as of December 31, 2021:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants, and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)

Equity compensation plans approved by stockholders	5,898,233	(1)	1.43	(2)	6,068,809	(3)
Equity compensation plans not approved by stockholders	—		—		—

Total	5,898,233	(1)	1.43	(2)	6,068,809	(3)

(1)

Amount includes shares of common stock issuable under our 2011 Plan and our 2020 Plan pursuant to 2,574,354 stock options and 3,323,879 RSUs but does not include any shares of common stock issuable under our Employee Stock Purchase Plan (“ESPP”). We issue shares under our ESPP once every six months based on employee elections in the preceding six months. Pursuant to the terms of our ESPP, the number of shares to be issued and the price per share is not determined until immediately before the issuance of such shares.

(2)	Excludes RSUs, which have no exercise price.
(3)

Includes shares available for future issuance under our 2020 Plan (4,670,472 shares) and our ESPP (1,398,337 shares). The number of shares available for issuance under our 2020 Plan increases automatically on the first day of each calendar year of the Company beginning January 1, 2021 and ending on and including January 1, 2030, in an amount equal to the lesser of (i) 3% of the aggregate number of outstanding shares of our common stock on the final day of the immediately preceding calendar year and (ii) such smaller number of shares determined by our Board. The number of shares available for issuance under our ESPP increases automatically on January 1 of each calendar year of the Company beginning in 2021 and ending in 2030, in an amount equal to the lesser of (i) 1% of the aggregate number of outstanding shares of our common stock on the final day of the immediately preceding calendar year and (ii) such smaller number of shares determined by our Board. With respect to the ESPP, the maximum number of shares subject to purchase during the purchase period in effect on December 31, 2021 was 137,200.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy but are reviewed on a regular basis by the audit committee.

We describe below transactions and series of similar transactions, since the beginning of our last fiscal year or currently proposed, to which we were a party or will be a party, in which:

•	the amounts involved exceeds $120,000; and

•	any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock had or will have a direct or indirect material interest.

Recruiting Services

The Company utilizes MRI The Hoffman Group (“MRI”), a recruiting services company owned by the brother of William Hoffman, our Chief Executive Officer and President and member of our Board. The Company paid for recruiting services provided by MRI amounting to $369,000 for the year ended December 31, 2021.

Director and Officer Indemnification and Insurance

We have entered into indemnification agreements with each of our directors and executive officers and have purchased directors’ and officers’ liability insurance.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and reports of changes in the ownership with the SEC.

To the best of our knowledge and based solely on a review of the copies of such reports filed with the SEC, during the fiscal year ended December 31, 2021, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with on a timely basis, except for a late Form 4 filing on behalf of each of our NEOs due to administrative error relating to the exempt grant of RSUs in February 2021 (reported within two business days of the date they were distributed rather than when approved by the compensation committee) and a late Form 4 filing on behalf of a director, to report shares acquired by his spouse through a broker discretionary account involving two acquisition transactions totaling 335 shares in 2020 and 2021.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notice or other proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other proxy materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

A Notice or proxy materials will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent with your broker. Upon written request to Secretary, Inari Medical, Inc., 6001 Oak Canyon, Suite 100, Irvine, CA 92618, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, please contact your broker if you are a beneficial holder through a broker, or, if you are a registered holder, contact our transfer agent, American Stock Transfer & Trust Company, LLC.

NO INCORPORATION BY REFERENCE

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC, information that should be considered as part of the filing that you are reading. Based on SEC regulations, the reports of the Compensation Committee and Audit Committee included in this proxy statement, are not specifically incorporated by reference into any other filings that we make with the SEC. In addition, references to our website are not intended to function as a hyperlink and the information contained on our website is not intended to be part of this proxy statement. Information on our website, other than our proxy statement, Notice of Annual Meeting of Stockholders, and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

The contents of this Proxy Statement and the sending thereof to the stockholders have been authorized by the Board.

By Order of the Board of Directors

Angela Ahmad
General Counsel and Secretary

April 14, 2022

A copy of our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on February 23, 2022, is available without charge upon written request to Investor Relations, Inari Medical, Inc., 6001 Oak Canyon, Suite 100, Irvine, CA 92618 or by accessing a copy on Inari’s website at www.inarimedical.com in the Investors section under “Financials.” Information on or accessible through our website is not incorporated by reference in this Proxy Statement.

P.O. BOX 8016, CARY, NC 27512-9903
YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET
• Go To: www.proxypush.com/NARI
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You must pre-register at www.proxydocs.com/NARI by May 25, 2022 5:00 PM ET to attend the meeting online.
Inari Medical, Inc.
Annual Meeting of Stockholders
For Stockholders of record as of March 30, 2022
TIME: Thursday, May 26, 2022 8:00 AM, Pacific Time
PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/NARI for more details.
This proxy is being solicited on behalf of the Board of Directors
The undersigned hereby appoints Angela Ahmad and Mitchell Hill (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Inari Medical, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.
If you hold shares in any Employee Stock Purchase Plan, or 401(k) savings plan of the Company (the “Plans”), then this proxy card, when signed and returned, or your telephone or Internet proxy, will constitute voting instructions on matters properly coming before the Annual Meeting and at any adjournments or postponements thereof in accordance with the instructions given herein to the trustee for shares held in any of the Plans. Shares in each of the Plans for which voting instructions are not received by 11:59 P.M., Eastern Time, May 23, 2022, or if no choice is specified, will be voted by an independent fiduciary.
You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.
PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Inari Medical, Inc.
Annual Meeting of Stockholders
Please make your marks like this: FOR ON PROPOSALS 1, 2 AND 3
1 YEAR ON PROPOSAL 4
PROPOSAL
1. To elect the three nominees for Class II director to serve until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified.
1.1 Dana G. Mead
1.2 Kirk Nielsen
1.3 Catherine Szyman
2. To ratify the selection of BDO USA, LLP as the independent registered public accounting firm for the Company’s fiscal year ending December 31, 2022.
3. To approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.
4. To approve, on an advisory basis, the frequency of future advisory votes on executive compensation.
NOTE: Your proxy holder will also vote on any such other business as may properly come before the meeting or any adjournment thereof.
BOARD OF DIRECTORS
YOUR VOTE RECOMMENDS
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Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.
Signature (and Title if applicable) Date Signature (if held jointly) Date